UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Rimage Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Rimage Corporation
7725 Washington Avenue South
Edina, Minnesota 55439
(952) 944-8144

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 11, 2011

TO THE SHAREHOLDERS OF
RIMAGE CORPORATION:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rimage Corporation, a Minnesota corporation, will be held on Wednesday, May 11, 2011, at 3:30 p.m. (Minneapolis, Minnesota time), at 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, for the following purposes:

1.	To elect six (6) directors to serve until the next Annual Meeting of the Shareholders or until their respective successors have been elected and qualified.

2.	Approval of the Rimage Corporation Second Amended and Restated 2007 Stock Incentive Plan;

3.	Cast an advisory vote on executive compensation;

4.	Cast an advisory vote on the frequency of future executive compensation advisory votes; and

5.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for Rimage Corporation for the fiscal year ending December 31, 2011.

          Only holders of record of Rimage Corporation’s common stock at the close of business on March 31, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

          Each of you is invited to attend the Annual Meeting in person. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

By Order of the Board of Directors

Sherman L. Black
President and Chief Executive Officer

April 8, 2011

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES IN ONE OF THE WAYS DESCRIBED IN THE PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE
2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, MAY 11, 2011

          We are making our proxy materials available electronically via the Internet. You may access the following proxy materials at www.rimage.com by following the link for “Investor Relations” and then “Annual Meeting Materials”:

—	Notice of 2011 Annual Meeting of Shareholders to be held on Wednesday, May 11, 2011;

—	Proxy Statement for 2011 Annual Meeting of Shareholders to be held on Wednesday, May 11, 2011; and

—	Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

          These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

i

ii

PROPOSAL 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	46
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	47
Accountant Fees and Services	47
Audit Committee Pre-Approval Procedures	47
SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING	48
OTHER BUSINESS	48

Appendix A: Rimage Corporation Second Amended and Restated 2007 Stock Incentive Plan

iii

Rimage Corporation
7725 Washington Avenue South
Edina, Minnesota 55439
(952) 944-8144

PROXY STATEMENT

Solicitation of Proxies

          The accompanying Proxy is solicited on behalf of the Board of Directors of Rimage Corporation (“we” or “Rimage”) for use at the Annual Meeting of Shareholders to be held on May 11, 2011, at 3:30 p.m. (Minneapolis, Minnesota time) at 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, and at any postponements or adjournments thereof (the “Annual Meeting”). The mailing of this proxy statement to our shareholders commenced on or about April 8, 2011.

Cost and Method of Solicitation

          This solicitation of proxies to be voted at the Annual Meeting is being made by our Board of Directors. The cost of this solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

          The total number of shares outstanding and entitled to vote at the Annual Meeting as of March 31, 2011 consisted of 9,499,289 shares of common stock, $0.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on March 31, 2011 will be entitled to vote at the Annual Meeting.

          All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Differences Between Shareholder of Record and Beneficial Owners

          You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent.

          You are a beneficial owner if at the close of business on the record date your shares were held by a bank, brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to only one of the proposals being presented to shareholders at the Annual Meeting.

          Record holders should review the additional information below under “Casting Your Vote as a Record Holder.”

          Street name holders should review the additional information below under “Casting Your Vote as a Street Name Holder.”

Quorum and Voting Requirements

          A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present, in person or by proxy, before action may be taken at the Annual Meeting.

          Proposal 1 relates to the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

          The affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote is required for approval of Proposal 2: Approval of the Second Amended and Restated 2007 Stock Incentive Plan, Proposal 3: Advisory Vote on Executive Compensation, and Proposal 5: Ratification of Independent Registered Pubic Accounting Firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 2, 3 and 5.

          With respect to Proposal 4, you may vote “EVERY YEAR,” “EVERY TWO YEARS,” “EVERY THREE YEARS” or “ABSTAIN.” The option receiving a plurality of the votes cast at the Annual Meeting by holders of common stock voting on Proposal 4 will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

          Abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but are not counted for the purposes of determining whether shareholders have approved that matter. Therefore, if you abstain from voting on Proposals 2, 3 or 5, it has the same effect as a vote against that proposal. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposals 1 and 4) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2, 3 and 5).

          So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Casting Your Vote as a Record Holder

          If you are the shareholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting. If you are a record holder and you vote your shares, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy without voting instructions, your shares will be voted “FOR” each director nominee identified in Proposal 1, “FOR” each of Proposals 2, 3 and 5, and for the option of “EVERY THREE YEARS” on Proposal 4.

Casting Your Vote as a Street Name Holder

          If you are a street name holder and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Your broker is entitled to vote in its discretion on Proposal 5, the ratification of KPMG LLP as our independent registered public accounting firm for fiscal year 2011.

          If you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is sometimes called a “broker non-vote.” Brokers and nominees do not have discretionary authority to vote on:

•	Proposal 1: Election of Directors

•	Proposal 2: Approval of the Second Amended and Restated 2007 Stock Incentive Plan

•	Proposal 3: Advisory Vote on Executive Compensation; or

•	Proposal 4: Advisory Vote on Frequency of Future Executive Compensation Advisory Votes.

          As a result, if you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, no votes will be cast on your behalf on Proposals 1, 2, 3 or 4. Because of these broker voting rules, all street name holders are urged to provide instructions to their brokers or nominees on how to vote their shares at the Annual Meeting.

Make your vote count! Instruct your broker how to cast your vote!

          If you hold your shares in street name, your broker will continue to have discretion to vote any uninstructed shares on Proposal 5: Ratification of Independent Registered Public Accounting Firm.

Revoking a Proxy

You may change your vote and revoke your proxy at any time before it is voted by:

▪	Sending a written statement to that effect to the Secretary of Rimage Corporation;

▪	Submitting a properly signed proxy card with a later date;

▪	If you voted by telephone or through the Internet, by voting again either by telephone or through the Internet prior to the close of the voting facility; or

▪	Voting in person at the Annual Meeting.

          All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 7725 Washington Avenue South, Edina, Minnesota 55439, and our telephone number is (952) 944-8144.

Annual Meeting and Special Meetings; Bylaw Amendments

          This 2011 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws. Under our bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our President, Treasurer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review our bylaws and the section of this proxy statement entitled “Shareholder Proposals for 2012 Annual Meeting.”

          Our bylaws may be amended or altered by a vote of the majority of the whole Board at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board. Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase their number.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

          The following table sets forth certain information as of March 31, 2011 with respect to our common stock beneficially owned by (i) each director and each nominee for director, (ii) each person known to us to beneficially own more than five percent of our common stock, (iii) each executive officer named in the Summary Compensation Table (the “named executive officers”), and (iv) all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding

Royce & Associates, LLC (2) 745 Fifth Avenue New York, NY 10151	1,400,688	14.7%
FMR LLC (3) 82 Devonshire Street Boston, MA 02109	1,061,192	11.2%
BlackRock, Inc. (4) 40 East 52nd Street New York, NY 10022	687,856	7.2%
Ameriprise Financial, Inc. (5) 145 Ameriprise Financial Center Minneapolis, MN 55474	601,095	6.3%
Sherman L. Black (6)(7)(8)(9)	124,500	1.3%
James L. Reissner (6)(7)	106,814	1.1%
Lawrence M. Benveniste (6)(7)	67,500	*
Philip D. Hotchkiss (6)(7)	29,449	*
Thomas F. Madison (6)(7)	61,500	*
Steven M. Quist (6)(7)	70,517	*
James R. Stewart (8)	7,000	*
Samir Mittal (8)	21,250	*
Christopher A. Wells (8)	19,750	*
Robert M. Wolf (8)(10)	13,904	*
All current executive officers and directors as a group (9 persons)	508,280	5.1%

*	Less than one percent

(1)

Includes shares which could be purchased within 60 days of March 31, 2011 upon the exercise of the following stock options: Mr. Black, 112,500 shares; Mr. Reissner, 72,000 shares; Mr. Benveniste, 62,000 shares; Mr. Hotchkiss, 26,449 shares; Mr. Madison, 57,000 shares; Mr. Quist, 62,000 shares; Mr. Stewart, no shares; Mr. Mittal, 16,250 shares; Mr. Wells, 13,750 shares; Mr. Wolf, no shares; and all current directors and executive officers as a group, 421,949 shares.

(2)	Based on an Amendment No. 10 to Schedule 13G filed January 20, 2011.

(3)	Based on an Amendment No. 3 to Schedule 13G filed on February 14, 2011.

(4)	Based on an Amendment No. 1 to Schedule 13G filed on February 8, 2011.

(5)	Based on a Schedule 13G filed on February 11, 2011.

(6)	Currently serves as our director.

(7)	Nominated for election as a director.

(8)	Named executive officer.

(9)	Includes 2,000 shares held by the Cara L. Black Revocable Trust, of which Mr. Black’s spouse is the beneficiary and trustee.

(10)	Mr. Wolf resigned as an executive officer effective August 6, 2010.

PROPOSAL 1:
ELECTION OF DIRECTORS

          Six directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and shall qualify. Pursuant to our bylaws, we have set the number of directors at six. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors has nominated for election the six persons named below. Each nominee is currently a director of Rimage and all nominees were elected by the shareholders at our 2010 Annual Meeting.

          The persons named in the accompanying proxy card intend to vote the proxies held by them in favor of the nominees named below as directors, unless otherwise directed. Should any nominee for director become unable to serve as a director for any reason, the proxies have indicated they will vote for such other nominee as the Board of Directors may propose. The Board of Directors has no reason to believe that any candidate will be unable to serve if elected and each has consented to being named a nominee.

          We know of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, our directors or our executive officers.

Information Regarding Nominees

          The process undertaken by the Governance Committee in recommending qualified director candidates is described below under “Corporate Governance – Director Nominations” on page 11 of this Proxy Statement. In recommending the following nominees, the Governance Committee found that all of our directors contribute to the Board’s effectiveness through their wealth of business experience, high quality backgrounds including demonstrated personal and professional ethics and integrity, commitment to Rimage and the work of the Board, and diversity of talent and experience.

          Set forth below are the biographies of each director nominee, as well as a discussion of the specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director of Rimage at this time:

          Sherman L. Black, age 46, was appointed as our Chief Executive Officer and a director effective January 1, 2010. Mr. Black first joined Rimage as our President and Chief Operating Officer effective April 1, 2009. Prior to joining Rimage, Mr. Black served in a variety of executive positions with Seagate Technology (Nasdaq: STX) over the prior twenty years. Seagate is a world leader in the design, manufacturing and marketing of hard disk drives and storage devices. From September 2008 until joining Rimage, Mr. Black served as Seagate’s Senior Vice President, Marketing and Strategy, of the Core Products Business Group. From November 2005 to August 2008, he served as General Manager and Senior Vice President of the Enterprise Storage business unit at Seagate and prior to that, Mr. Black served as Seagate’s Vice President of Global OEM Sales, Vice President of Business Development, and Vice President of Enterprise Product Line Management. Mr. Black earned a bachelor’s degree in electrical engineering from the University of Arkansas and a master’s degree in business administration from the University of Oklahoma. Mr. Black was a director of Compellent Technologies, Inc. (NYSE: CML) from July 30, 2009 until its acquisition by Dell International L.L.C. on February 22, 2011.

          Mr. Black brings to the Board an in depth understanding of the data storage industry and has demonstrated executive leadership abilities, as well as a strong background in creating, communicating, executing and sustaining strategic initiatives. Additionally, Mr. Black’s role as our Chief Executive Officer gives him unique insights into our challenges, opportunities and operations.

          James L. Reissner, age 71, was appointed as a director of Rimage in 1998. Beginning in 2009, Mr. Reissner has served as the Chairman and Chief Executive Officer of Activar, Inc., a private holding company with portfolio companies in the industry segments of construction products, plastic products and industrial products. From January 1996 to 2009, he served as Activar’s President and Chief Executive Officer and served as the Chief Financial Officer of Activar from 1992 until becoming President. Mr. Reissner is currently a director of the following privately-held companies: Intek Plastics, Inc., Vermillion State Bank and Activar, Inc. He is also a trustee of Macalester College in St. Paul, Minnesota. Mr. Reissner also served as a director of MagStar Technologies, Inc. from October 2000 until it deregistered as a public company in February 2008.

          Mr. Reissner brings strong executive management and financial management experience to the Board. In addition, the Board benefits from Mr. Reissner’s deep understanding of our business and our products, which he has acquired over thirteen years of service on our Board. Mr. Reissner is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.

          Steven M. Quist, age 65, was appointed as a director of Rimage in 2000. Mr. Quist has been a principal of Blackmore Peak Partners, a management consulting firm since 2003. From 1998 to 2003, he was the President and Chief Executive Officer of CyberOptics Corporation and a director of CyberOptics from 1991 to 2004. From 1992 to 1998, Mr. Quist was President of Rosemount, Inc., a subsidiary of Emerson Electric Company. Since 2001, Mr. Quist has been a director of Data I/O Corporation (Nasdaq CM: DAIO). Mr. Quist is also a director for three privately-held companies: ILX Lightwave Corp., S2 Corporation, and Nervonix, Inc.

          Mr. Quist has held a variety of senior management positions in 28 years at Emerson Electric and has served as a Chief Executive Officer of a public company for 5 years. The Board has benefited from Mr. Quist’s significant business management experience, which includes extensive experience in technology and new product development, marketing, compensation and human resources, and corporate governance matters.

          Thomas F. Madison, age 75, was appointed as a director of Rimage in 2001. Since January 1993, Mr. Madison has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. In 1994 and 1995, he was the Vice Chairman and Chief Executive Officer of Minnesota Mutual Life Insurance Company. From 1989 to 1993, Mr. Madison was the President of US West Communications – Markets. He was also the President and Chief Executive Officer of Northwestern Bell from 1985 to 1989. Mr. Madison serves on the Board of Trustees of Delaware Group Adviser Funds, an open-ended management investment company, since May 1997. He recently rejoined the Board of Trustees of the University of St. Thomas, previously serving from 1981 until 1992. He also serves on the boards of directors of the following public companies: since 2003, CenterPoint Energy, Inc. (NYSE: CNP); since 1996, Digital River, Inc. (Nasdaq GS: DRIV). Mr. Madison also served as a director of Valmont Industries, Inc. (NYSE: VMI) from 1987 until his retirement in May 2010.

          Mr. Madison’s extensive service as a director for public companies over the last twenty years, including serving as a lead director, committee chair and committee member, allows him to bring to our Board significant experience in public company governance and effective Board practices. Mr. Madison is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.

          Lawrence M. Benveniste, age 60, has been a director of Rimage since 2003. Mr. Benveniste has been the Dean of Goizueta Business School of Emory University since July 2005. He was the Dean of the Carlson School of Management at the University of Minnesota from December 2001 to July 2005. From 2000 to 2001, he was Associate Dean for Faculty and Research at the Carlson School of Management and from 1999 to 2000, he was Chair of the Finance Department of the Carlson School of Management. Mr. Benveniste was the US Bancorp Professor of Finance from 1996 to 1999. Mr. Benveniste has served as a director of Alliance Data Systems Corporation (NYSE: ADS) since 2004. Mr. Benveniste holds a bachelor’s degree from the University of California at Irvine and a Ph.D. in mathematics from the University of California at Berkeley.

          Mr. Benveniste has been studying, teaching and researching various aspects of public companies for over twenty years and this experience allows him to share with the Board his deep understanding of the capital markets and their interaction with public companies. Mr. Benveniste is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.

          Philip D. Hotchkiss, age 42, has been a director of Rimage since 2003. Mr. Hotchkiss has been the Chief Product Officer of Klout, an on-line influence measurement company, since September 2010. From 2008 until 2010, he served as an advisor to entrepreneurs, senior management teams and venture capitalists. From 2006 to 2008, he served as the managing principal of bswing, Inc. and from 2003 to 2006, he was the President and Chief Executive Officer of Talkingpoint Inc. In 1995, Mr. Hotchkiss founded and was then Chairman and CEO of BigCharts, Inc. which was subsequently acquired by CBS MarketWatch.com, Inc. in 1999. Mr. Hotchkiss served as President of CBS MarketWatch.com, Inc. and served on its Board of Directors from 1999 to 2000. Mr. Hotchkiss received a bachelor’s degree from Gustavus Adolphus College in English with a minor in business management. He also received a certificate in international legal studies from the University of Durham in Durham, England.

          Mr. Hotchkiss’ background in technology and experience as a successful entrepreneur and advisor provide the Board with important insight into the technological and competitive challenges and opportunities facing Rimage.

Voting Required

          Under Minnesota law and our bylaws, directors are elected by a plurality of the votes cast by holders present and entitled to vote on the election of directors at a meeting at which a quorum is present. This means that since shareholders will be electing six directors, the six nominees receiving the highest number of votes will be elected. However, in an uncontested election (where, as at the Annual Meeting, the number of nominees does not exceed the number of directors to be elected), any nominee for director who receives more votes “withheld” from his or her election than votes “for” his or her election is required under our Governance Guidelines to promptly tender his or her resignation following certification of the shareholder vote. Votes withheld from a nominee’s election do not include broker non-votes. The Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission. Any director who tenders his or her resignation as described above will not participate in the Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer.

The Board of Directors Recommends
Shareholders Vote FOR the Election of Each Nominee
Identified in Proposal 1

CORPORATE GOVERNANCE

Board Independence

          The Governance Committee undertook a review of director independence in February 2011 as to all six directors then serving. As part of that process, the Governance Committee reviewed all transactions and relationships between each director (or any member of his immediate family) and Rimage, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Governance Committee recommended and the Board of Directors affirmatively determined that each director is independent according to the “independence” definition of the Nasdaq Listing Rules, with the exception of Mr. Black. Mr. Black is not independent under the Nasdaq Listing Rules because he was employed by, and served as an executive officer of, Rimage in fiscal year 2010.

Committees of the Board of Directors and Committee Independence

          The Board of Directors has established a Compensation Committee, an Audit Committee and a Governance Committee. The composition and function of these committees are set forth below.

          Compensation Committee. The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers of our company. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers. The Compensation Committee annually reviews and approves corporate goals and objectives for the compensation of the Chief Executive Officer and the other executive officers. The Compensation Committee also evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives, and implements the evaluation process for the Chief Executive Officer that is established by the Governance Committee. The Compensation Committee also administers our 2007 Stock Incentive Plan. In connection with its review of compensation of executive officers or any form of incentive or performance based compensation, the Committee will also review and discuss risks arising from the Company’s compensation policies and practices.

          The charter of the Compensation Committee requires that this Committee consist of no fewer than two Board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. Each member of our Compensation Committee meets these requirements. A copy of the current charter of the Compensation Committee is available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.rimage.com.

          The current members of the Compensation Committee are Steven M. Quist (Chair), Philip D. Hotchkiss and Lawrence M. Benveniste. During 2010, the Compensation Committee met twelve times, including four times in executive session without management present.

          Governance Committee. The Governance Committee operates under a written charter and is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of our company, ensuring that our Board and governance policies are appropriately structured, developing and recommending a set of corporate governance guidelines, overseeing Board orientation, training and evaluation, and establishing an evaluation process for the Chief Executive Officer. The Governance Committee is also responsible for the leadership structure of our board, including the composition of the Board and its committees, and an annual review of the position of chairman of the Board. As part of its annual review, the Governance Committee is responsible for identifying individuals qualified to serve as Chairman and making recommendations to the Board of Directors for any changes in such position. The Governance Committee also has responsibility for overseeing our annual process of self-evaluation by members of the committees and the Board of Directors as a whole.

          The charter of the Governance Committee requires that this Committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of our Governance Committee meets these requirements. A copy of the current charter of the Governance Committee is available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.rimage.com. A copy of our current Governance Guidelines is also available in the “Investor Relations” section of our website. The current members of the Governance Committee are Thomas F. Madison (Chair), James L. Reissner and Steven M. Quist. During 2010, the Governance Committee met four times.

          Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. Under its charter, the Audit Committee exercises oversight of significant risks relating to financial reporting and internal control over financial reporting, including discussing these risks with management and the independent auditor and assessing the steps management has taken to minimize these risks. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

          The Audit Committee operates under a written charter and a copy of the current Audit Committee charter is available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.rimage.com. Our Audit Committee presently consists of four directors: Lawrence M. Benveniste (Chair), James L. Reissner, Philip D. Hotchkiss and Thomas F. Madison. During 2010, the Audit Committee met nine times, including four times in executive session without management present.

          The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. Our Governance Committee and Board of Directors have reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, upon recommendation of the Governance Committee, the Board of Directors has determined that each of Messrs. Benveniste, Reissner and Madison meet the Securities and Exchange Commission definition of an “audit committee financial expert.” The members of the Audit Committee also meet the Nasdaq Stock Market requirements regarding the financial sophistication and the financial literacy of members of the audit committee. A report of the Audit Committee is set forth below.

Board Leadership Structure

          Currently, the leadership structure of Rimage’s board consists of a non-executive chairman of the board and three standing committees that are each led by a separate chair and consist of only directors that meet the independence requirement under the Nasdaq Listing Rules and the other similar requirements applicable to that committee. The Chief Executive Officer is a director, but does not serve as chairman and does not serve on any committee.

          The Governance Committee believes that the current Board leadership structure is appropriate for Rimage at this time because it allows the Board and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the Board, and helps maintain good communication among board members and with management.

Board’s Role in Risk Oversight

          Rimage faces a number of risks, including financial, technological, operational, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

          Our Board is actively involved in overseeing risk management and it exercises its oversight both through the full Board and through the three standing committees of the Board, the Audit Committee, the Compensation Committee and the Governance Committee. The three standing committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.

          The Board and the three committees receive information used in fulfilling their oversight responsibilities through Rimage’s executive officers and its advisors, including our legal counsel, our independent registered public accounting firm, and the compensation consultants we have engaged from time to time. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, fiscal year budgets, technology and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management actively engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, following committee meetings, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.

Director Nominations

          The Governance Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 3.14 of our bylaws as described in this Director Nominations section under “Shareholder Proposals for Nominees.” The Governance Committee has not adopted a formal policy for increasing or decreasing the size of the Board of Directors. Our Governance Guidelines provides that the Board should generally have between six and nine directors. The Governance Committee believes that a six person Board of Directors is appropriate. At six directors, the Board of Directors has a diversity of talent and experience to draw upon, is able to appropriately staff the committees of the Board and engage the directors in Board and committee service, all while maintaining efficient function and communication among members. If appropriate, the Board may determine to increase or decrease its size, including in order to accommodate the availability of an outstanding candidate.

          Criteria for Nomination to the Board; Diversity Considerations. The Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Governance Committee has not adopted minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board of Directors, as the Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of Rimage and the Board of Directors. The Governance Committee evaluates each prospective nominee against the standards and qualifications set out in our Governance Guidelines, including:

•

Background, including demonstrated high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct our affairs and our business;

•

Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

•	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees;

•	Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education; and

•	Diversity, in terms of knowledge, experience, skills, expertise, and other characteristics.

          In considering candidates for the Board, including the nominees for election at the Annual Meeting, the Governance Committee considers the entirety of each candidate’s credentials with reference to these standards. The Governance Committee also considers such other relevant factors as it deems appropriate.

          While the Governance Committee does not have a formal policy with respect to diversity, the Governance Committee does believe it is important that the Board represent diverse viewpoints within the context of these standards. As part of the nominee selection process for the Annual Meeting, the Governance Committee reviewed the knowledge, experience, skills, expertise, and other characteristics of our directors, who are each nominees for election at the Annual Meeting. The Governance Committee considered how each director contributed to the diversity of the Board. Based upon that review, the Governance Committee believes that the overall mix of their backgrounds contributes to a diversity of viewpoints that will enhance the quality of the board’s deliberations and decisions.

          In reviewing prospective nominees, the Governance Committee reviews the number of public-company Boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of our Board and its committees. Under our Governance Guidelines, non-employee directors generally may not serve on more than four boards of other publicly owned companies, provided that the service does not adversely affect the director’s ability to perform his or her duties as a Rimage director.

          The Governance Committee will consider persons recommended by the shareholders using the same standards used for other nominees.

          Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance Committee deems appropriate, a third-party search firm. The Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Governance Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Governance Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

          Board Nominees for the 2011 Annual Meeting. The nominees for the Annual Meeting were selected by the Governance Committee in February 2011 using the standards identified in our Governance Guidelines that are discussed in this Director Nomination section under “Criteria for Nomination to the Board; Diversity Considerations.” In selecting Mr. Madison as a nominee, the Governance Committee determined that, because of his demonstrated availability to the Board and valuable contributions as a Board member, it is in the best interests of Rimage and its shareholders to waive the provisions of our Governance Guidelines relating to maximum age of nominees. All nominees were elected by shareholders at our 2010 Annual Meeting. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Governance Committee may choose to do so in the future.

          Shareholder Proposals for Nominees. The Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance Committee c/o the Secretary of Rimage Corporation and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frame described in our bylaws and in the section of this proxy statement entitled “Shareholder Proposals for 2012 Annual Meeting.”

Board Attendance at Board, Committee and Annual Shareholder Meetings

          During 2010, the Board of Directors met ten times. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he served during 2010. The Board of Directors regularly meets in executive session without the presence of members of management, including the Chief Executive Officer. We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend all meetings, including the annual meeting of shareholders. Six directors then serving attended the 2010 Annual Meeting of Shareholders.

Continuing Education

          We have adopted a policy encouraging all Board members to seek out opportunities for further education on governance and public-company matters. During 2010, four members of the Board of Directors attended one or more such programs.

Communications With Directors

          Shareholders may communicate with members of the Board by sending an e-mail to chair.director@rimage.com or by directing the communication in care of the Governance Committee Chair c/o Corporate Secretary, at the address set forth on the front page of this proxy statement. All communications will be received and processed by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication.

Code of Ethics

          We have adopted a code of ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included in our Code of Ethics and Business Conduct which is publicly available by following the link to “Corporate Governance” in the “Investor Relations” section of our website at www.rimage.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

          In accordance with its Charter, the Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, (i) the matters required to be discussed by SAS No. 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of our financial statements, (ii) the written disclosures required by Independence Standards Board Standard No. 1 (which relates to the firm’s independence from us and our related entities), and (iii) the independence of KPMG LLP from us.

          Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2010.

By the Audit Committee of the Board of Directors:

Lawrence M. Benveniste (Chair)
James L. Reissner
Philip D. Hotchkiss
Thomas F. Madison

PROPOSAL 2: APPROVAL OF THE SECOND
AMENDED AND RESTATED 2007 STOCK INCENTIVE PLAN

          On March 23, 2007, our Board of Directors adopted, and on May 15, 2007, our shareholders approved, the Rimage Corporation 2007 Stock Incentive Plan. On March 11, 2009, our Board of Directors approved amendments to the 2007 Stock Incentive Plan that were reflected in the Amended and Restated 2007 Stock Incentive Plan that was approved by our shareholders on May 13, 2009 (the “2007 Plan”).

          The 2007 Plan provides stock incentive awards in the form of options (incentive and non-qualified), stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other awards in stock and/or cash.

Description of Amendments

          On February 23, 2011 and March 25, 2011, our Compensation Committee recommended and our Board of Directors approved, subject to shareholder approval, amendments to the 2007 Plan that are reflected in the Second Amended and Restated 2007 Stock Incentive Plan (the “Amended 2007 Plan”). A copy of the Amended 2007 Plan is attached to this proxy statement as Appendix A.

The significant amendments reflected in the Amended 2007 Plan are as follows:

▪	increasing the number of shares reserved for issuance by 500,000 shares to a total of 1,730,320 shares;

▪	establishing the effective date of the 2007 Plan as the date of adoption of the Amended 2007 Plan;

▪	making technical clarifications to the language regarding the authority of the Compensation Committee to ensure the 2007 Plan does not permit repricing of stock options or stock appreciation rights;

▪	adding a minimum vesting requirement for restricted stock and restricted stock units of three years for those that are time vested or one year for those that are performance-vested; and

▪

requiring us to “clawback” or recoup compensation paid or payable under the Amended 2007 Plan for executive officers under the circumstances required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

          Equity-based compensation, such as stock options, has historically been a key component in the compensation packages for both executive and technical personnel. The Board of Directors believes the 2007 Plan is, and will continue to be, an important tool in attracting and retaining key personnel, especially given the highly competitive nature of its industry and the importance of equity compensation in the structure of overall compensation. Without the ability to grant additional awards under the 2007 Plan, the Board of Directors does not believe that it would have the appropriate tools to attract and retain these personnel. At March 31, 2011, there were 463,008 shares remaining available for grant under the 2007 Plan. The Board of Directors has amended the 2007 Plan to increase the number of shares available for issuance by 500,000. The Board of Directors believes this increase will provide enough authorization to cover anticipated stock incentive awards for the next two years.

          Following the adoption of the 2007 Plan by shareholders on May 15, 2007, the only shareholder approved equity compensation plan available to Rimage is the 2007 Plan. The following chart summarizes the past three fiscal year history of stock and option grants by the Compensation Committee. The chart shows the number of shares utilized under the 2007 Plan during the past three years and the aggregate shares reserved for outstanding grants plus those available under the 2007 Plan as a percentage of our outstanding shares (assuming for this calculation that all shares under the 2007 Plan were also outstanding).

Year	Beginning Total Shares Outstanding (A)	Beginning Total Plan Shares Reserved and Available (B)	Plan Shares (B) as a Percentage of Total Shares (A+B)	New Share Grants During Year Under Plan (C)	New Share Grants (C) as a Percentage of Total Shares (A+B)

2010	9,471,885	675,420	6.7%	311,750	3.1%

2009	9,334,435	343,570	3.6%	286,000	3.0%

2008	9,705,947	507,320	5.0%	198,500	1.9%

Summary of the Amended 2007 Plan

          Below is a summary of the Amended 2007 Plan, which includes the amendments described above that are reflected in the Amended 2007 Plan. This summary is qualified in its entirety by reference to the full text of the Rimage Corporation Second Amended and Restated 2007 Stock Incentive Plan attached to this Proxy Statement as Appendix A.

Purpose of the Amended 2007 Plan

          The purpose of the Amended 2007 Plan is to attract and retain talented and experienced people, closely link employee compensation with performance realized by shareholders, and reward long-term results with long-term compensation. The Amended 2007 Plan will permit us to grant stock incentive awards to current and new employees, including officers, service providers and members of the Board of Directors.

Key Features of the Amended 2007 Plan

          The following is a brief summary of the key terms of the Amended 2007 Plan.

Key Plan Features	Description
Plan Term	•	May 11, 2011 to May 11, 2021

Eligible Participants	•	employees, including executive officers, of Rimage and any subsidiary as determined by the Compensation Committee

	•	members of the Board of Directors

	•	service providers to us or any of our subsidiaries

Total Shares Authorized	•	1,730,320 shares of common stock for all types of stock incentive awards

Individual Share Limits	•	up to 25,000 shares for all stock incentive awards to a non-employee director elected or re-elected at a meeting

	•	up to 300,000 shares per person per year under all stock incentives

Key Plan Features	Description
Types of Awards	•	incentive and non-qualified stock options with an exercise period no longer than ten years

	•	restricted stock and restricted stock units

	•	stock appreciation rights with a term no longer than ten years

	•	performance stock and performance units

	•	other awards in stock or cash

	•	restricted stock units, restricted stock awards or non-qualified stock options, or any combination of these three awards, on the annual election or re-election of non-employee directors

Vesting and Exercise	•	determined by Compensation Committee based on service (time vesting) or upon achievement of performance targets (performance vesting) or both

•

restricted stock and restricted stock units vest over a minimum of three years if vesting is time based and over one year if vesting is performance based, subject to certain exceptions including awards to non-employee directors

	•	all non-performance awards vest upon a change in control

	•	objective performance criteria in the Amended 2007 Plan, if approved by shareholders, will permit deductibility of executive officer awards as performance based compensation under Code Section 162(m)

Other Features	•	we may require forfeiture and recoupment by executive officers of award values under the circumstances required by the Sarbanes-Oxley Act of 2002

	•	we must require forfeiture and recoupment by executive officers of award values under the circumstances required by the Dodd-Frank Wall Street Reform and Consumer Protection Action

	•	we may require forfeiture and recoupment of prior award values for breaches of policies or agreements with us, such as a non-compete or non-disclosure agreement

	•	we will hold restricted stock and restricted stock units until restrictions lapse

	•	dividend and dividend equivalents on awards may be paid currently or deferred except with respect to performance based units until such time as the performance standard has been met

	•	options may be exercised with previously acquired shares

Features Not Permitted without Shareholder Approval	•	increase the number of shares reserved for awards in the Amended 2007 Plan

	•	extend the term of the Amended 2007 Plan

	•	decrease the minimum exercise price

	•	change the designation of participants eligible to participate in the Amended 2007 Plan

	•	re-price stock options or stock appreciation rights

Eligibility for Stock Incentive Awards

          Our employees, including executive officers, members of the Board of Directors and service providers to us and our subsidiaries are eligible to receive awards under the Amended 2007 Plan. The Compensation Committee will determine which employees and other eligible persons will be awarded stock incentives under the Amended 2007 Plan. The Amended 2007 Plan also provides for an annual grant of restricted stock units, shares of restricted stock or non-qualified stock options, or any combination of these three stock incentives, to each non-employee Board member upon election or re-election. The type of award and number of shares, up to 25,000 shares in the aggregate to a non-employee Board member, will be determined by the Compensation Committee its sole discretion prior to such annual meeting of shareholders. The Amended 2007 Plan also permits stock incentives be made to non-employee directors by the Board in its discretion in addition to the annual automatic grants. Currently, we have five non-employee Board members, four executive officers and approximately 185 other employees eligible to receive awards.

Types of Stock Incentives to be Awarded

          Subject to the limits of the Amended 2007 Plan, the Compensation Committee has the discretionary authority to determine the size of the award, the type of award, and if the award will be tied to meeting performance-based requirements or will vest over time. For executive officers, the performance-based requirements for vesting in an award may be designed to comply with Section 162(m) of the Internal Revenue Code to permit us to deduct the value of the award for income tax purposes.

          For directors who are not employees, the Amended 2007 Plan provides for a grant of a discretionary number of restricted stock units, shares of restricted stock or non-qualified stock options or a combination of any of these three on each director’s election and re-election at the annual shareholder meeting. The stock incentive awards granted to the non-employee directors on each director’s election and re-election at the annual shareholder meeting may not exceed 25,000 shares. For each following year, the Board will determine the type(s) of award and the number of shares underlying each award to be granted to non-employee directors upon election or re-election at an annual meeting of shareholders. The Compensation Committee will determine term, vesting and other provisions relating to the restricted stock units, shares of restricted stock or non-qualified stock options. In addition, the Board may from time to time grant additional awards to some or all of the Board of Directors as it deems appropriate.

          The types of awards that may be made under the Amended 2007 Plan are as follows:

•

Incentive stock options and non-qualified stock options – the right to purchase shares where value is based on the appreciation in the underlying shares in excess of an exercise price, which right may be exercised by the holder during the term of the option, unless earlier terminated upon certain events, such as termination of employment. The exercise price may be paid in cash or in previously owned shares or by other means permitted by the Compensation Committee.

•

Stock appreciation rights – a contractual right to the increase in the value of the underlying shares subject to the award that does not require payment by the recipient to exercise the right, but which pays the appreciation in stock value when elected by the holder in the form of whole shares or cash, or a combination of both.

•

Restricted stock and restricted stock units – awards of stock that do not require purchase by the recipient, but which are subject to significant restrictions on transfer until certain restrictions lapse, either based on time or upon achievement of performance related criteria. Restricted units may vest earlier than the date the shares are actually paid in exchange for the units, which may result in a deferral of income. The holder of restricted stock is entitled to vote those shares. The Compensation Committee may determine whether, with respect to restricted stock, to pay dividends on those shares to the holder or to defer dividends. Restricted stock units are not outstanding until paid in stock and therefore do not have voting or dividend rights.

•	Performance shares and performance units – awards of restricted or unrestricted stock that are issued to the recipient only upon satisfaction of performance based criteria.

•

Other awards – additional opportunities to reward participants through payment of cash or stock as a bonus, or as deferred compensation, or for other purposes for which stock will provide a meaningful incentive.

Adjustments to Stock Incentives for Corporate Transactions

          In the event of a stock dividend, stock split, spin-off, rights offering, recapitalization through a large, nonrecurring cash dividend, or a similar equity restructuring, the Compensation Committee will adjust the number and kind of shares granted under the Amended 2007 Plan, including the number and exercise price of shares subject to outstanding options or stock appreciation rights. For certain other corporate transactions, such as certain mergers, consolidations, acquisitions of property or stock, separations, reorganizations, or liquidations, that provide for the substitution or assumption of awards, the Compensation Committee will adjust awards of restricted stock, restricted stock units, performance stock and performance share units, and other awards to comply with certain requirements of the Code.

Exercise Price for Stock Options

          The exercise price of stock options granted under the Amended 2007 Plan may not be less than the fair market value of our common stock on the date of grant. No option shall have a term longer than ten years. No option may be repurchased or exchanged for a lower priced option or otherwise “repriced.”

Effect on Termination of Employment on Stock Incentives

          Subject to certain exceptions requiring earlier termination, stock options will expire and cannot be exercised 90 days after the termination of a participant’s employment, including upon death, disability or retirement. Prior to that time, only options that have become exercisable under their terms, based on either service based or performance based vesting, may be exercised. The Compensation Committee may at any time after an award vest part or all of the unvested options as it deems appropriate.

          Restricted stock and restricted stock units will be forfeited if not vested when the participant terminates employment, including upon death, disability or retirement. The Compensation Committee may also accelerate vesting at any time after the restricted stock incentive is awarded.

          For options and restricted stock, restricted stock units, performance stock and performance units, the Compensation Committee may elect not to accelerate options that would otherwise vest only upon achievement of performance criteria if those targets have not been achieved, or the performance period has not expired.

Effect of a Change in Control on Stock Incentives

          Stock options become fully exercisable, and restricted stock and restricted stock units automatically become fully vested, upon the occurrence of a change in control as defined in the Amended 2007 Plan, except that awards based on performance criteria where the performance period has not yet concluded at the time of a change in control will not automatically accelerate. The Compensation Committee may require options or stock appreciation rights be exercised prior to the change in control, may pay cash or other securities to cancel awards in connection with the change in control, or may provide for the successor to substitute its stock for outstanding awards.

Transferability of Stock Incentives

          Stock options, restricted stock, restricted stock units, performance stock, and performance units, as well as other awards under the Amended 2007 Plan that are vested at the time of the death of the participant, are transferable only by the participant’s last will and testament or applicable state laws on descent and distribution. Restricted stock, restricted stock units, performance stock and performance units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse or the performance targets have been achieved.

Administration

          The Compensation Committee will administer the Amended 2007 Plan. The Compensation Committee will select employees to receive awards, determine the number of shares covered by each award, and establish the other terms and conditions consistent with the limitations contained in the Amended 2007 Plan. The Compensation Committee may also interpret the Amended 2007 Plan, may establish and amend terms of existing stock incentive awards, except that if the award recipient is adversely affected by the amendment, the recipient must also consent.

          To the extent required by law or desired for tax purposes, awards to executive officers and non-employee directors will be made only by persons who qualify as “outside directors” under securities and tax laws. The Compensation Committee may delegate to an executive officer all or part of its responsibilities to make awards, other than the authority to make awards to other executive officers and non-employee directors.

Amendments to the Amended 2007 Plan

          The Compensation Committee may amend or suspend the Amended 2007 Plan at any time except that any amendment in one or more of the following categories will not be permitted without the approval of our shareholders:

•	increase the number of shares that may be used, or change any other limit on various types of awards;

•	extend the term of the Amended 2007 Plan;

•	decrease the minimum exercise price;

•	permit the re-pricing of outstanding stock options or stock appreciation rights; or

•	amend the maximum shares that may be granted as awards to any participant.

          Because certain of the amendments to the 2007 Plan approved by our Board of Directors on February 23, 2011 and March 25, 2011 require approval of our shareholders under the 2007 Plan, we are submitting the Amended 2007 Plan to our shareholders for approval at the Annual Meeting. None of the amended provisions of the Amended 2007 Plan may adversely affect the rights of participants with respect to stock incentives granted pursuant to the terms of the 2007 Plan in effect prior to the effective date of the amendments.

Tax Consequences of Stock Incentives to Participants and to Us

          Options. Stock options grant under the Amended 2007 Plan may either be granted as incentive stock options, which are governed by Internal Revenue Code Section 422 or as non-qualified stock options, which are governed by Internal Revenue Code Section 83. Generally, no federal income tax is payable by the recipient upon the grant of an incentive stock option and no deduction is taken by us. If certain holding periods are met, the exercise of an incentive stock option does not result in taxation to the recipient; rather, the recipient is taxed only at the time of sale. If the shares have been held for at least one year after the date of exercise and at least two years from the date of grant of the option, the recipient will be taxed on any appreciation in excess of the exercise price as long-term capital gains. In that event, we are not entitled to a deduction for the amount of the capital gains.

          Under current tax laws, if a recipient exercises a non-qualified stock option, the recipient will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and, thereafter, the recipient would receive capital gains on any appreciation in stock value after the exercise date, depending upon the length of time the recipient held the stock after exercise. When the option is exercised, we will be entitled to corresponding tax deduction.

          Restricted and Performance Stock and Units. Awards of restricted stock and restricted stock units, performance stock and performance units under the Amended 2007 Plan generally are not subject to federal income tax when awarded, unless the recipient properly elects to accelerate the tax recognition. Restricted stock is generally subject to ordinary income tax at the time the restrictions lapse and performance stock is taxed at the time the performance targets are met. Restricted stock units and performance units are generally subject to ordinary tax at the time of payment, even if vested earlier. We are entitled to a corresponding deduction at the time the recipient recognizes taxable income on the restricted or performance stock or units.

New Plan Benefits

          If the Amended 2007 Plan were approved by our shareholders at the Annual Meeting, it is not possible to determine the benefits that will be received by eligible recipients, other than non-employee directors elected or re-elected at this Annual Meeting.

          On February 23, 2011, the Compensation Committee and the Board of Directors determined that under the Amended 2007 Plan each non-employee director elected or re-elected at the Annual Meeting would receive 3,500 restricted stock units. The restricted stock units will vest on the first business day prior to the Annual Meeting of Shareholders next following the date of grant, subject to deferral elections that may be made by the recipients.

          The following table sets forth the information with respect to awards that will be granted under the Amended 2007 Plan to nominees upon their election or re-election to the Board of Directors:

Name	Number of Shares Underlying Restricted Stock Units
Lawrence M. Benveniste	3,500

Philip D. Hotchkiss	3,500

Thomas F. Madison	3,500

Steven M. Quist	3,500

James L. Reissner	3,500

All Non-Employee Directors, as a Group	17,500

Registration with Securities and Exchange Commission

          Upon approval of the Amended 2007 Plan by our shareholders, we intend to file a registration statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended, covering the 500,000 additional shares issuable under the Amended 2007 Plan.

Vote Required

          The affirmative vote of the holders of a majority of the shares of the common stock represented at the Annual Meeting and entitled to vote is necessary for the approval of Proposal 2: Approval of Rimage Corporation Amended and Restated 2007 Stock Incentive Plan. Proxies will be voted in favor of Proposal 2 unless otherwise indicated.

The Board of Directors Recommends Shareholders Vote FOR Proposal 2: Approval of the Second Amended and Restated 2007 Stock Incentive Plan

OTHER INFORMATION REGARDING EQUITY COMPENSATION PLANS

          The following table sets forth information regarding our equity compensation plans in effect as of December 31, 2010.

	Securities Authorized for Issuance Under Equity Compensation Plans

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by shareholders:	1,059,901	$18.25	456,083(2)

Equity compensation plans not approved by shareholders(3):	200,000	$14.10	—

Total	1,259,901	$17.59	456,083(2)

(1)	Excludes shares of common stock listed in the first column.

(2)

Consists of shares available for awards under the Amended and Restated 2007 Stock Incentive Plan. If Proposal 2: Approval of the Second Amended and Restated 2007 Stock Incentive Plan is approved by shareholders at the Annual Meeting, the Amended and Restated 2007 Stock Incentive Plan will be amended to, among other things, increase the number of shares reserved for issuance by 500,000 shares of our common stock.

(3)

Consists of a non-qualified stock option grant to Sherman L. Black on April 1, 2009, the first day of his employment with Rimage. The stock option was granted outside of the Company’s current equity incentive plan, the 2007 Stock Incentive Plan, as an “inducement award” pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv). The option has an exercise price equal to the closing price of the Company’s common stock as reported by the Nasdaq Stock Market on April 1, 2009, vests in four equal installments on each of the first four anniversaries of the date of grant, and has a term of seven years. In other respects, the option was structured to mirror the terms of options granted under the Company’s 2007 Stock Incentive Plan and is subject to a stock option plan and agreement entered into by and between the Company and Mr. Black dated April 1, 2009.

          Under our shareholder approved equity compensation plans, there is no mandatory holding period for stock acquired upon exercise of options. However, the federal income tax consequences to an employee for immediate disposition of stock acquired upon exercise of incentive stock options may make it more advantageous to the employee to hold such shares for at least one year from the date of exercise and two years from the date of grant. In addition, our executive officers and directors are subject to stock ownership guidelines that may encourage our executive officers and directors to hold shares acquired upon exercise of options. See the section of this proxy statement entitled “Executive Compensation – Compensation Discussion and Analysis – Compensation Policies” for more information.

EXECUTIVE OFFICERS

          Set forth below is biographical and other information for our executive officers. Information about Mr. Sherman L. Black, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Election of Directors.”

          James R. Stewart, age 54, joined Rimage on July 26, 2010 and was appointed as our Chief Financial Officer effective August 6, 2010. Prior to joining Rimage, Mr. Stewart served as the Chief Financial Officer of Comm-Works Incorporated, a privately-held provider of voice and data infrastructure services located in Minneapolis Minnesota, since 2006. In his role as the Chief Financial Officer, Mr. Stewart was responsible for the leadership of Comm-Works’ financial operations, provided financial and strategic planning leadership, and led Comm-Works in various acquisitions and lender refinancing. From 2003 to 2006, Mr. Stewart served as the Senior Vice President Finance H.R. Solutions for Ceridian Corporation, a publicly held information services company principally serving the human resource, transportation and retail markets. While at Ceridian Corporation, Mr. Stewart supervised a large staff and was responsible for finance matters in Ceridian’s human resource solutions business segment, including financial planning, analysis, and reporting for that business segment, general accounting, pricing, contracts, billing, accounts receivable and payable, finance systems, and client funds management and facilities. From 2001 to 2003, Mr. Stewart was the Chief Financial Officer of Optical Solutions, Inc., a venture-backed private company that marketed and manufactured passive optical access solutions that was acquired by Calix, Inc. in 2005. While at Optical Solutions, Mr. Stewart led two successful rounds of financing, including providing presentations to investors. He also led an effort to reduce cash utilization, negotiated key manufacturing relationships, developed compensation programs, and established corporate financial policies and procedures. Mr. Stewart has a masters of business administration degree and a bachelor of science degree in accounting and finance, both from the University of Minnesota in Minneapolis, Minnesota.

          Samir Mittal, 42, was appointed as our Senior Vice President and Chief Technology Officer effective September 14, 2009. Prior to joining Rimage, Mr. Mittal was senior core team leader for the Business Critical Products Group of Seagate Technology (NasdaqGS: STX) from July 2008. From April 2006 to June 2008, he was senior director of the Servo Engineering Department at Seagate’s Twin Cities operation and from February 2005 to March 2006, was a director of the Servo Engineering Department. From July 2001 to January 2005, Mr. Mittal also held various engineering positions at Seagate. Mr. Mittal graduated from the University of Delhi, India with a bachelor’s degree in engineering, and earned his masters of science degree from the University of Maryland. In 1998, Mr. Mittal also earned his Ph. D. from Ohio State University specializing in the design and control of electro-mechanical systems.

          Christopher A. Wells, 40, was hired as our Vice President, Marketing on December 1, 2009 and was appointed as our Senior Vice President, Marketing and Strategy, an executive officer position, on October 25, 2010. Prior to joining Rimage, Mr. Wells served as Vice President, Corporate Development and Planning of W.W. Grainger, Inc. (NYSE: GWW), a supplier of facilities maintenance products, from December 2007. From December 2006 to December 2007, Mr. Wells was the Vice President, Strategic Planning at Grainger. In his role as Vice President, Mr. Wells was responsible for developing Grainger’s mergers and acquisitions process and leading Grainger’s strategic planning process. From 2004 to 2006, Mr. Wells was the Vice President of Global Marketing and Strategy for the Rosemount Measurement Division of Emerson Electric Company (NYSE: EMR), a designer and supplier of measurement, control and diagnostic instrumentation for process industries. While at Emerson, Mr. Wells was responsible for worldwide marketing, business development, acquisitions, e-business, training and strategy. From 2002 to 2004, he was the Vice President of Technology for the Rosemount Measurement Division of Emerson Electric. From 1997 to 2002, Mr. Wells also held various management positions at Emerson. Mr. Wells graduated from the University of Illinois in Urbana, Illinois with a bachelor’s degree in mechanical engineering. In 1997, Mr. Wells also earned his master’s degrees in business administration and engineering management from Northwestern University in Evanston, Illinois.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

          The following discussion and analysis describes our compensation objectives and policies as applied to the following executive officers who are referred to in this proxy statement as the named executive officers:

•	Sherman L. Black, who served as our President and Chief Executive Officer during 2010

•	James R. Stewart, who served as our Chief Financial Officer beginning August 6, 2010

•	Samir Mittal, who served as our Senior Vice President and Chief Technology Officer during 2010

•	Christopher A. Wells, who was designated as an executive officer effective October 25, 2010 and served as our Senior Vice President, Marketing and Strategy

•	Robert M. Wolf, who served as our Chief Financial Officer during 2010 until August 6, 2010

          This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each named executive officer during 2010, as reported in the compensation tables and accompanying narrative sections appearing on pages 34 to 36 of this proxy statement.

          Executive Summary

          In 2010, we continued the process of transforming Rimage into a higher-performing business, focusing on initiatives that further our goals of transforming Rimage into a solutions-based company and generating new revenue streams. With these changes in Rimage’s business, the Compensation Committee re-evaluated our compensation programs for 2010 to ensure they supported our business initiatives and provided incentives to high performance. Highlighted below are some of the key compensation-related decisions and policies approved by the Compensation Committee relating to 2010 compensation to the named executive officers:

•

Salary Increases. In February 2010, the Compensation Committee approved modest increases of 3% in base salary for selected named executive officers where merited by individual performance and information regarding competitive pay for the position. The increases were effective June 28, 2010 in order to provide us with cost savings in the first half of the year.

•	Performance-Based Incentives. Our compensation policies and practices during 2010 were heavily influenced by a focus on pay for performance.

•

Our executive compensation programs are designed to deliver high levels of compensation to the named executive officers only when they individually deliver, and we as a company deliver, high performance.

•

As with past years, we adopted a cash incentive compensation program for 2010 (the “2010 Incentive Plan”) through which the named executive officers were eligible to earn cash incentive compensation based upon achievement of specific financial performance goals for 2010. The financial performance goals related to sales and operating income as a percentage of sales. The Compensation Committee believes these two financial performance goals were critical to the success of our process of transforming Rimage into a higher-performing business because they encourage cost-effective and timely execution of initiatives to strengthen our core business and develop new revenue streams. Additionally, the targets set by the Compensation Committee for sales and operating income as a percentage of sales for each of the performance periods were designed to challenge the named executive officers to high performance.

•

The Compensation Committee believes that variable, incentive-based compensation should constitute a meaningful portion of overall compensation for the named executive officers and that as a named executive officer assumes greater responsibility, a larger portion of their total cash compensation should become dependent on company-wide performance. For example, amounts earned by Mr. Black under the 2010 Incentive Plan based upon achievement of our performance goals represented 44% of his total cash compensation and 28% of his total compensation.

•

Compensation Policies Developed in 2010. We developed several new compensation policies in 2010 that we have put into practice and we also maintained several long-standing compensation practices that we believe contribute to good governance.

•

We added an expanded recoupment or “clawback” provision to the Second Amended and Restated Stock Incentive Plan that is the subject of Proposal 2 at this Annual Meeting. Additionally, we added clawback provisions to the cash incentive compensation program we adopted for 2011. These clawback provisions require an executive officer to forfeit and allow us to recoup any payments or benefits received by the executive officer under these compensation plans under certain circumstances, such as certain restatements of our financial statements, certain terminations of employment, and breach of an agreement between us and the executive officer.

•

We have established specific stock ownership guidelines for executive officers and directors. Our stock ownership guidelines, along with the terms of our equity awards, encourage our executive officers and directors to build and maintain an ownership interest in us.

•

Our compensation consultant is retained directly by and reports to the Compensation Committee. Our compensation consultant does not provide any services to management and had no prior relationship with our Chief Executive Officer or any other executive officer.

•

Our letter agreement with executive officers provides for payments only in cases of termination without cause prior to a change in control or both the occurrence of a change in control and the termination of employment without cause or for good reason. The letter agreement does not provide for “tax gross-up” payments. The post-termination benefits under the letter agreement are also conditioned upon compliance with the non-disclosure and non-competition agreements we have with the executive officers.

          Our Compensation Philosophy

          Our philosophy with respect to the compensation of executive officers is based upon the following principles:

•	Executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and

•	Variable compensation should be established to provide incentive to improve performance and shareholder value.

          The Compensation Committee reviews our compensation philosophy and our compensation programs regularly (no less than annually). The Compensation Committee’s review is two-fold: first, to ensure our philosophy and programs meet our objectives of providing compensation that attracts and retains superior executive talent and encourages our executive officers to achieve our business goals and second, to identify changes and trends in executive compensation policies and practices.

          2010 Compensation Elements and Determinations

          The Compensation Committee followed the guiding principles outlined above in the development and administration of compensation programs for the named executive officers. During 2010, the components of our executive compensation programs consisted of the following:

•	Base salary;
•	Cash incentive compensation delivered through the 2010 Incentive Plan; and
•	Long-term equity compensation delivered through stock option awards under the 2007 Plan.

          The named executive officers were also eligible to participate in the same benefit programs as were available to our other employees. Because the Compensation Committee does not believe that personal benefits or perquisites are appropriate as a significant element of compensation, the value of perks to any named executive officer was less than $10,000 in 2010.

          In addition to selecting the components of compensation, the Compensation Committee also determined the relative weight of each component for each of the named executive officers. Performance-based, variable compensation is intended to be a meaningful portion of overall compensation. For 2010, the Compensation Committee continued its practice of weighting this type of compensation more heavily than fixed compensation, such as base salary.

          2010 Base Salaries

          On February 25, 2010, the Compensation Committee recommended, and on February 26, 2010, the Board of Directors approved, an increase in the annual base salaries of Messrs. Mittal and Wolf, with the increases effective June 28, 2010. Mr. Mittal’s annual base salary was set at $221,450, a 3.0% increase from the base salary of $215,000 set when Mr. Mittal was hired on August 17, 2009. Mr. Wolf’s annual base salary was set at $216,300 for 2010, a 3.0% increase from the base salary of $210,000 in effect for 2008 and 2009. The base salary of Christopher A. Wells was not changed from the $210,000 amount established when he was initially hired by us on December 1, 2009. The base salary of Sherman L. Black was not changed from the $375,000 amount set by the Compensation Committee when Mr. Black was appointed to our Chief Executive Officer effective January 1, 2010; this compares to a base salary of $325,000 that was established for Mr. Black on April 1, 2009 when he was hired as our President and Chief Operating Officer. These modest increases in base salaries were consistent with the Compensation Committee’s philosophy of delivering significant compensation primarily through variable, performance-based forms of cash and equity incentive compensation.

          At the time Mr. Stewart was hired as our Chief Financial Officer, the Compensation Committee determined each element of his compensation, including base salary, based upon the information the Compensation Committee used in determining the base salaries of other executive officers. See “Compensation Information and How it is Used in the Determining Compensation” below for an explanation of this information and how the Compensation Committee used it in 2010 to determine compensation. The Compensation Committee determined that Mr. Stewart’s annual base salary would be set at $225,000.

          2010 Incentive Plan

          On March 23, 2010, the Compensation Committee approved and the Board of Directors ratified the establishment of the 2010 Incentive Plan, including the minimum, target and maximum goals under the 2010 Incentive Plan and the cash incentive pay that the named executive officers could earn under the 2010 Incentive Plan based upon percentages of their respective salaries.

          Under the 2010 Incentive Plan, the named executive officers were eligible for cash incentive pay depending upon our financial performance in sales and operating income as a percentage of sales and depending on position. The performance goals were weighted such that 15% of the incentive opportunity depended upon achievement of the quarterly performance goals for each of the four fiscal quarters of 2010 and 40% of the incentive opportunity depended upon achievement of performance goals for the 2010 fiscal year. The two performance goals form a matrix for each performance period of incrementally increasing sales and incrementally increasing operating income as a percentage of sales. Under the matrices, the maximum incentive pay that may be earned for any period by a named executive officer may not exceed two times the named executive officer’s incentive pay at the target level, even if financial performance exceeds the maximum for the performance goals. Further, no incentive amounts will be earned by the named executive officer for a quarter or for the year if the minimum goals for that period were not achieved. All incentive amounts earned in 2010 were paid in March of 2011 and the named executive officer must have been employed by us as of the date of the payout in order to receive any incentive amounts earned during the year.

          The following chart shows the incentive opportunity, as a percentage of the named executive officer’s salary, that may have been earned by the named executive officers under the 2010 Incentive Plan upon our achievement of the target and maximum goals relating to sales and operating income, assuming achievement at the target or maximum level for each quarter and for the year.

	Incentive Opportunity Under 2010 Incentive Plan As a Percentage of 2010 Base Salary

Named Executive Officer	Target Goals Achieved	Maximum Goals Achieved
Sherman L. Black	60%	120%

James R. Stewart (1)	50%	100%

Samir Mittal	50%	100%

Christopher A. Wells	50%	100%

(1)	Mr. Stewart began employment with us on July 26, 2010 and incentive amounts that could have been earned by Mr. Stewart were subject to proration for the number of months he was employed by us.

          Mr. Wolf, who served as our Chief Financial Officer until August 6, 2010 and was employed by us until August 27, 2010, was entitled to an incentive payment of 50% and 100% of his base salary at the target and maximum goals, respectively. However, because he was not employed by us as of the date of the payout under the 2010 Incentive Plan, he was not entitled to receive any payout of any incentive amounts earned during 2010.

          Below is a table showing the target goals established under the 2010 Incentive Plan for each quarterly and annual period, our actual performance for 2010 as compared to these goals, and the percentage by which our actual performance exceeded or was less than target for each period.

Measurement Period	Target Sales (in millions)	Actual Sales (in millions)	% Above or (Below) Target	Target Operating Income as a Percentage of Sales	Actual Operating Income as a Percentage of Sales	% Above or (Below) Target
First Quarter 2010	$18.6	$18.3	(2.0)%	1.0%	5.1%	410.0%

Second Quarter 2010	$21.6	$22.3	3.0%	12.0%	14.3%	19.0%

Third Quarter 2010	$22.6	$23.4	4.0%	15.9%	14.9%	(6.0)%

Fourth Quarter 2010	$22.2	$24.7	11.0%	18.0%	16.0%	(11.0)%

Fiscal Year 2010	$85.0	$88.7	4.0%	12.0%	13.0%	8.0%

          The Compensation Committee intended these target goals to be aggressive to encourage significant improvements in financial performance and growth in our business. For example, with respect to sales, the Compensation Committee set the 2010 sales target approximately 2.6% above the 2009 sales target established under the 2009 cash incentive compensation program even though our 2009 actual sales were less than our 2009 sales target by approximately 9.0%. Accordingly, our sales would need to improve significantly in 2010 as compared to 2009 for the named executive officers to be eligible for an incentive payment at the target level relating to this measure. Over the course of 2010, we undertook a number of efforts to strengthen our core business and made improvements in a number of areas of our business, such as additional hiring of sales personnel in our international operations, implementation of an enhanced sales order processing system to support the changes made effective April 1, 2010 in our sales distribution model and further developing the reporting capabilities of our enterprise resource planning system. The Compensation Committee anticipated these changes and the related expense associated with them when setting the target operating income as a percentage of sales for 2010. Like the sales targets, the Compensation Committee intended the targets for operating income as a percentage of sales to be aggressive. While target operating income as a percentage of sales for 2010 was lower than our actual operating income as a percentage of sales for 2009 by 1.5%, the target for 2010 was set 3.2% higher than the target for this measure for 2009 despite the anticipated increased expense in a number of areas of our business.

          Based on our results for each fiscal quarter and fiscal year 2010, the named executive officers earned the following amounts under the 2010 Incentive Plan:

	Named Executive Officer and Payout Attributable to Measurement Period

Measurement Period	Sherman L. Black	James R. Stewart (1)	Samir Mittal	Christopher A. Wells
First Quarter 2010	$46,238	—	$22,754	$21,578

Second Quarter 2010	$45,563	—	$22,422	$21,263

Third Quarter 2010	$38,137	$19,069	$18,768	$17,798

Fourth Quarter 2010	$41,512	$20,756	$20,429	$19,372

Fiscal Year 2010	$125,100	$31,275	$61,563	$58,379

Total	$296,550	$71,100	$145,936	$138,390

Percent of 2010 Base Salary	79%	75%	66%	66%

(1)

Mr. Stewart was hired by us on July 26, 2010 and was eligible to participate in the 2010 Incentive Plan with respect to the measurement periods of the third and fourth quarter of 2010, as well as for fiscal year 2010. Incentive amounts paid to Mr. Stewart were pro-rated for the number of months he was employed by us in the third quarter of 2010 and for fiscal year 2010.

          2010 Equity Awards

          On May 12, 2010, the date of the 2010 Annual Meeting of Shareholders, the Compensation Committee granted stock options to the named executive officers in respect of performance in 2009. The stock options granted in May 2010 are subject to our standard form of stock option agreement, as well as the terms and conditions of the 2007 Plan. The following table shows the stock options granted to each of the named executive officers that were employed by us on May 12, 2010:

Named Executive Officer	Number of Shares of Stock Underlying Stock Option
Sherman L. Black	—

Samir Mittal	15,000

Christopher A. Wells	15,000

Robert M. Wolf	15,000

          For each of Messrs. Mittal, Wells and Wolf, the number of shares underlying the stock options granted in May 2010 was consistent with prior year awards or awards in prior years to persons fulfilling similar roles. Mr. Black did not receive a stock option award in May 2010 in light of grant on January 1, 2010 of a stock option to purchase 50,000 shares of our common stock that was made in connection with Mr. Black’s appointment as our Chief Executive Officer and in light of the inducement grants made to him on April 1, 2009 when he was initially hired as our President and Chief Operating Officer.

          In connection with the hiring of Mr. Stewart, we granted him a stock option and a restricted stock award as an inducement to join Rimage. The Compensation Committee believes that these awards serve to align Mr. Stewart’s short-term and long-term efforts with our success. On August 2, 2010, we granted Mr. Stewart a non-qualified stock option to purchase 65,000 shares of our common stock and 5,000 shares of restricted stock. The option and restricted stock awards are subject to our standard form of equity award agreements, as well as the terms and conditions of the 2007 Plan.

          The Compensation Committee anticipates granting options and restricted stock to our executive officers at the time of the 2011 Annual Meeting of Shareholders in respect of performance in 2010. As with past equity grants, the Compensation Committee will take into account the factors identified below under “Compensation Information and How it is Used in the Determining Compensation” in determining the number of shares underlying the stock options and number of shares of restricted stock to be granted in respect of 2010 performance.

          Compensation Information and How it is Used in Determining Compensation

          The Compensation Committee used information from a variety of sources in determining compensation for the named executive officers for 2010.

•

Compensation Consultant. The Compensation Committee did not engage a compensation consultant with respect to 2010 compensation. Instead, the Compensation Committee reviewed the information previously provided by Upstart Solutions, Inc., an executive compensation consultant, in early 2009 regarding the compensation of executive officers and non-executive officers. The information provided by Upstart Solutions consisted of compensation survey data for executive officer and non-executive officer positions identified by the Compensation Committee and data compiled from proxy statements and other filings with the Securities and Exchange Commission for public companies selected by the Compensation Committee after consultation with Upstart Solutions. The Compensation Committee updated this information informally with publicly available information to determine 2010 compensation to the named executive officers.

•

Surveys and Other Public Information. The Compensation Committee reviewed publicly-available surveys, reports and other market data against which it measured the competitiveness of our compensation programs for 2010.

•

Input from Management. In determining compensation for named executive officers, other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all named executive officers, the awards under the cash incentive compensation program, and the awards under the long-term equity program. The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals under the 2010 Incentive Plan. No named executive officer, other than the Chief Executive Officer, has a role in establishing executive compensation. From time to time, the named executive officers are invited to attend meetings of the Compensation Committee. However, no named executive officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such named executive officer’s compensation.

•

CEO Performance Review. Annually, our Governance Committee establishes and oversees a process for the evaluation of the performance of the Chief Executive Officer by the whole Board, including a self-assessment by the Chief Executive Officer. The Compensation Committee then considers the results of that performance review in determining compensation of the Chief Executive Officer.

          While the Compensation Committee did not engage in benchmarking for 2010, it does regularly track and refer to the 50th percentile of the base pay and total cash compensation of an employee with similar responsibilities at other companies in a survey market group to assess and determine the competitiveness of our compensation. Base salary amounts for the named executive officers are typically targeted near the 50th percentile, while total cash compensation for the named executive officers (consisting of base salary and amounts under our cash incentive program at the target level) are typically targeted at or above the 50th percentile of total cash compensation of the market group.

          In determining value of compensation comprised of long-term equity incentive compensation, the Compensation Committee also considers the following factors in addition to the information set forth above: (i) previously made grants to the named executive officer; (ii) progress toward meeting our stock ownership guidelines; (iii) the type of equity award and the standard terms of that type of award; (iv) our historical grant practices; (v) the potential cash compensation to the named executive officer and (vi) the position of the named executive officer to ensure that those in positions of increased responsibility have an opportunity to receive a correspondingly larger portion of the overall value of long-term equity compensation for the year.

          Compensation Policies

•

Executive Compensation Clawback Policy. In connection with the amendments approved by the Board in February 2011, we added an expanded recoupment or “clawback” provision to the Second Amended and Restated Stock Incentive Plan that is the subject of Proposal 2 at this Annual Meeting. Additionally, we added clawback provisions to the cash incentive compensation program we adopted for 2011. These clawback provisions require an executive officer to forfeit and allow us to recoup any payments or benefits received by the executive officer under these compensation plans under certain circumstances, such as certain restatements of our financial statements, certain terminations of employment, and breach of an agreement between us and the executive officer.

•

Equity Granting Policy. The policy of the Compensation Committee is to make awards of equity-based compensation to Rimage employees at a regularly scheduled meeting of the Compensation Committee held in conjunction with a meeting of the Board of Directors on the day of the Annual Meeting of Shareholders, typically scheduled in May of each year. The Compensation Committee makes awards of equity-based compensation to Rimage’s executive officers and other non-executive employees at the time of the Annual Meeting of Shareholders in respect of performance in the prior year. In addition to annual awards, awards of equity-based compensation to newly hired employees or employees being recognized for their achievement may be made by the Compensation Committee. For awards by the Compensation Committee to newly-hired employees or employees being recognized for their achievement, the grant date will be the later of (i) the first day of employment with Rimage or the date the employee is recognized for achievement, as the case may be, or (ii) the date the Compensation Committee takes action to approve the award. However, if this date is not within an open window period, the grant date will be the first day of the open window period following the latest of (i) and (ii).

All stock options granted in 2010 have an exercise price of the fair market value of our common stock on the date of grant. The date of grant is determined under the 2007 Plan by reference to the closing market price of our common stock on the date the Compensation Committee meets (or takes action in writing in lieu of meeting) and determines the award recipient, the number of shares underlying stock option awards and the other material terms of the stock option grant, or such future date specified as the grant date by the Compensation Committee when all material terms of the stock option grant are determined.

The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as the 2007 Plan, except in limited and special circumstances.

Our policy is to grant equity awards at a time that Rimage’s directors and executive officers are not in possession of material, non-public information and during the periods of time that trading would be permitted under our trading policy, which is referred to above as an “open window period.”

•

Delegation of Authority under 2007 Plan. The Compensation Committee has delegated authority to the Chief Executive Officer to grant equity awards under the 2007 Plan to employees who are not executive officers of the Company. The Chief Executive Officer’s delegation authority is limited to grants to any individual of no more than the lesser of (i) 1.5 times the recommended annual grant corresponding to that individual’s position with Rimage and (ii) 10,000 equity awards, and the delegation authority may not exceed, in the aggregate, the total amount established on an annual basis by the Compensation Committee. Equity awards mean stock options and restricted shares and unless otherwise determined by the Compensation Committee, grants of restricted shares shall reduce the limits set forth above on the basis of 2.5 equity awards for each restricted share granted. Further, the Chief Executive Officer must memorialize the terms of the award in a written form contemporaneously with his approval of the award and must advise the Compensation Committee of such awards at a Compensation Committee meeting following such award. The terms of option and restricted stock awards by the Chief Executive Officer must be those contained in our standard form of non-qualified stock option agreement or standard form of restricted stock agreement, with the lapse of restrictions on the restricted stock over a period of 1 to 4 years as determined by the Chief Executive Officer consistent with the terms of the 2007 Plan.

For awards by the Chief Executive Officer to newly-hired non-executive employees or non-executive employees being recognized for their achievement, the grant date will be the second Tuesday of the month following the employee’s start date or the date the employees is recognized for achievement, or if the Nasdaq Stock Market was closed on such second Tuesday, the next succeeding day on which the Nasdaq Stock Market is open for regular trading.

•

Stock Ownership Guidelines. In May 2006, we established stock ownership guidelines for our executive officers and directors. These guidelines are reviewed annually. As revised in February 2010, the ownership guidelines for executive officers is based upon the following multiples of base pay, with the multiple depending upon management level: Chief Executive Officer, five times; President, Chief Operating Officer, Chief Technical Officer and Chief Financial Officer, three times; and all other executive officers, two times. In the event an individual holds positions in more than one management level, the multiple applicable to the highest management level shall apply to that individual. The ownership guideline for directors is three times the annual retainer (exclusive of meeting fees or other retainers) paid to directors by us. Ownership levels will be determined by including stock acquired through open market transactions, employee stock purchase plan purchases, shares granted under time vested restricted stock or restricted stock unit grants, shares earned under performance stock awards, as well as the in-the-money value of vested stock options. We recommend that executive officers and directors meet the applicable guidelines within five years of the date he or she first becomes subject to the guidelines and meet the applicable guidelines associated with an increase in his or her management level within five years of such change.

Although executive officers and directors are not required to meet the applicable guidelines until five years from the date he or she first becomes subject to the guidelines, on February 23, 2011, the Compensation Committee reviewed the progress of the named executive officers and directors toward the ownership guidelines as of that date and determined that all of the named executive officers and directors, except one director, either met the ownership guidelines or were on track for meeting the ownership guidelines within the established timeframes.

•

Post-Termination Compensation. Our practice has been to enter into a form of letter agreement relating to severance and change in control benefits with each person appointed by the Board as an executive officer. As of December 31, 2010 (February 17, 2011 with respect to Mr. Wells), we were a party to such a letter agreement with Messrs. Black, Stewart, Mittal and Wells. Mr. Wolf and Rimage entered into a June 14, 2010 transition and release agreement that superseded the letter agreement relating to severance and change in control benefits.

The Compensation Committee believes that severance and change in control arrangements for the named executive officers aid in the recruitment and retention of executive officers and provide incentives for executive officers to grow our business and maintain focus on returning value to shareholders. The Compensation Committee believes that providing protection to executive officers whose employment is terminated in connection with a change in control strikes an appropriate balance among the interests of our executive officers and the interests of others in a change in control transaction. In particular, the Compensation Committee believes that these arrangements are appropriate in part because the benefits under the letter agreement are only payable upon termination without cause prior to a change in control or both the occurrence of a change in control and the termination of employment without cause or for good reason, and that the severance and change in control benefits are conditioned upon compliance with non-disclosure and non-competition agreements. See “Executive Compensation – Employment Arrangements with Named Executive Officers and Post-Employment Compensation” in this proxy statement for a discussion of the terms of the letter agreement with the named executive officers and the value of benefits payable under the letter agreement.

•

Engagement of Compensation Consultant. Under its charter, the Compensation Committee has the sole authority to retain or replace the compensation consultant and the compensation consultant reports to the Compensation Committee. The Compensation Committee did not engage a compensation consultant with respect to 2010 compensation but did engage a consultant in 2010 with respect to 2011 compensation. At the time of such engagement, the Compensation Committee reviewed information relating to the independence of the compensation consultant and the relationships among the consultant, management and Rimage, and determined such consultant was independent.

Consideration of Risk in Compensation

          The Compensation Committee believes that promoting the creation of long-term value discourages behavior that leads to excessive risk. The Compensation Committee believes that the following features of our compensation programs provide incentives for the creation of long-term shareholder value and encourage high achievement by our executive officers without encouraging inappropriate or unnecessary risks:

•	Our long-term incentives in the form of stock options or restricted stock are at the discretion of the Compensation Committee and are granted pursuant to a disciplined process.

•

Stock options become exercisable over a four year period and remain exercisable for up to ten years (seven years for options issued beginning in 2008) from the date of grant, and restricted shares vest over periods up to four years, encouraging executives to look to long-term appreciation in equity values.

•	We balance short- and long-term decision-making with the annual cash incentive program and stock options that vest over four years.

•	Because of our stock ownership guidelines, our named executive officers could lose significant value if our stock price were exposed to inappropriate or unnecessary risks.

•

The financial metrics used in the cash incentive program are measures the Committee believes drive long-term shareholder value. These measures are sales and operating income as a percentage of revenue. Moreover, the Committee attempts to set ranges for these measures that encourage success without encouraging excessive risk taking to achieve short-term results. In addition, the overall bonus cannot exceed two times the target amount, no matter how much financial performance exceeds the ranges established at the beginning of the year.

•

If our financial statements are required to be restated resulting from errors, omissions or fraud, the Compensation Committee may allow Rimage to recover all or a portion of any stock incentive or cash incentive with respect to the fiscal year that is negatively affected by the restatement. In addition to or in lieu of this right to recovery, Rimage may effect any such recovery by seeking repayment from the participant; by reducing the amount that would otherwise be payable to the participant under any of our compensatory plans, programs or arrangements; by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made; or by any combination of the foregoing.

Report of the Compensation Committee

          The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

          The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2010 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the proxy statement for the 2011 Annual Meeting of Shareholders for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of Directors:

Steven M. Quist (Chair)
Lawrence M. Benveniste
Philip D. Hotchkiss

Summary Compensation Table

          The following table shows, for our Chief Executive Officer, our Chief Financial Officer and former Chief Financial Officer, and our two other executive officers serving at fiscal year-end (together referred to as our “named executive officers”) information concerning compensation earned for services in all capacities during the fiscal years ended December 31, 2010, 2009 and 2008.

Name and Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non- Equity Incentive Plan Compen- sation ($) (2)	All Other Compen- sation ($) (3)	Total ($)
Sherman L. Black	2010	$374,231	$—	$388,706	$296,550	$6,284	$1,065,771
Chief Executive Officer	2009	241,770	141,000	1,199,658	178,425	29,577	1,790,430
James R. Stewart Chief Financial Officer	2010	$95,192	$83,850	$469,103	$71,100	$27,528	$746,773
Samir Mittal	2010	$218,225	$—	$116,195	$145,936	$7,021	$487,377
Senior Vice President and	2009	62,019	79,250	351,585	44,308	1,240	538,402
Chief Technology Officer
ChristopherA. Wells Senior Vice President, Marketing and Strategy	2010	$210,000	—	$116,195	$138,390	$6,691	$471,276
Robert M. Wolf	2010	$146,726	—	$116,195	$—	$329,163	$592,084
Chief Financial Officer	2009	210,520	—	95,036	155,400	6,836	467,792
	2008	217,828	—	102,561	—	6,813	327,201

(1)

Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 utilizing assumptions discussed in Note 2 to our consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	Represents bonuses paid to the named executive officers under our Incentive Plan for the year noted, which are reported for the year in which the related services were performed.

(3)

For Mr. Black, includes for 2009 a $25,000 signing bonus. For Mr. Stewart, includes for 2010 a $25,000 signing bonus. For Mr. Wolf, includes for 2010 $324,450 in payments under the June 14, 2010 transition and release agreement with him. Also represents the following amounts:

Name	Year	Matching Contributions to 401(k) Plan	Automobile Allowance	Insurance Premiums
Sherman L. Black	2010	$5,824	—	$460
	2009	$4,230	—	$347
James R. Stewart	2010	$2,337	—	$192
Samir Mittal	2010	$6,561	—	$460
	2009	$1,240	—	—
Christopher A. Wells	2010	$6,231	—	$460
Robert M. Wolf	2010	$4,402	—	$312
	2009	$6,316	—	$520
	2008	$6,293	—	$520

Grants of Plan-Based Awards in 2010

          The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the fiscal year ending December 31, 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		All Other Stock Awards	All Other Option Awards Number of	Exercise or	Grant Date Fair Value of
Name	Grant Date	Target ($)	Maximum ($)	Number of Shares of Stock (#)	Securities Underlying Options (#)	Base Price of Option Awards ($)	Stock and Option Awards (#)(2)
Sherman L. Black	—	$225,000	$450,000	—	—	—	—
	01/01/2010	—	—	—	50,000	$17.34	$388,706
James R. Stewart	—	$56,250	$112,500	—	—	—	—
	08/02/2010	—	—	5,000	—	—	$83,850
	08/02/2010	—	—	—	65,000	$16.77	$469,103
Samir Mittal	—	$110,725	$221,450	—	—	—	—
	05/12/2010	—	—	—	15,000	$17.57	$116,195
Christopher A. Wells	—	$105,000	$210,000	—	—	—	—
	05/12/2010	—	—	—	15,000	$17.57	$116,195
Robert M. Wolf	—	$105,000	$210,000	—	—	—	—
	05/12/2010	—	—	—	15,000	$17.57	$116,195

(1)

Represents bonuses that may have been earned by the named executive officers under our 2010 Incentive Plan. Under the matrix associated with the 2010 Incentive Plan, achievement of the performance goals at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goals, at which point the executive officer is entitled to no bonus such that there is no “threshold” level of achievement. See the column entitled “Non-Equity Incentive Plan” of the Summary Compensation Table for the amounts actually paid under the 2010 Incentive Plan. For explanation of the 2010 Incentive Plan, refer to the description on pages 26 through 28 of this proxy statement under the headings of Compensation Discussion and Analysis entitled “2010 Compensation Elements and Determinations”.

(2)

Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 utilizing assumptions discussed in Note 2 to our consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

          The following table sets forth certain information concerning option awards outstanding to the named executive officers at December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (1)
Sherman L. Black	50,000	150,000	$14.10	04/01/2016
	—	50,000	$17.34	01/01/2017
James R. Stewart	—	65,000	$16.77	08/02/2017

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (1)
Samir Mittal	12,500	37,500	$15.85	09/14/2016
	—	15,000	$17.57	05/12/2017
Christopher A. Wells	10,000	30,000	$16.15	12/01/2016
	—	15,000	$17.57	05/12/2017
Robert M. Wolf	—	—	—	—

(1)

Options vest and become exercisable in equal installments on the first four anniversaries of the date of grant and the expiration date of each option is the seven-year anniversary of the date of grant of such option.

          The following table sets forth certain information concerning stock awards outstanding to the named executive officers at December 31, 2010.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Sherman L. Black	—	—
James R. Stewart	5,000	$74,550
Samir Mittal	—	—
Christopher A. Wells	—	—
Robert M. Wolf	—	—

(1)	Value based on a share price of $14.91, which was the closing sales price for a share of our common stock on the Nasdaq Global Market on December 31, 2010.

2010 Options Exercised and Stock Vested

          The following table sets forth certain information concerning options exercised and stock awards vested during 2010 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Sherman L. Black	—	—	10,000	$173,400
James R. Stewart	—	—	—	—
Samir Mittal	—	—	5,000	$78,600
Christopher A. Wells	—	—	5,000	$77,450
Robert M. Wolf	43,750	$249,701	—	—

(1)

For option awards, represents the difference between the exercise price and the fair market value of our common stock on the respective dates of exercise and for stock awards, represents the number of shares vested multiplied by the fair market value of our stock on the vesting date.

Employment Arrangements with Named Executive Officers and Post-Employment Compensation

          Our practice has been to enter into a standard form of letter agreement relating to severance and change in control benefits (the “letter agreement”) with each person appointed by the Board as an executive officer. Of the named executive officers, Messrs. Black, Stewart and Mittal were parties to the letter agreement as of December 31, 2010 (February 17, 2011 with respect to Mr. Wells).

          Arrangements with Current Executive Officers

          This section explains the employment arrangements with and post-employment compensation to Messrs. Black, Stewart, Mittal and Wells, the named executive officers that were parties to the letter agreement at December 31, 2010 (February 17, 2011 with respect to Mr. Wells).

          The terms “cause,” “good reason,” and “change in control,” used in the letter agreement are defined as follows:

Term	Definition

Cause	•

The failure by the executive officer to use his or her best efforts to perform the material duties and responsibilities of his or her position or to comply with any material policy or directive Rimage has in effect from time to time, provided the executive officer shall have received notice of such failure and have failed to cure the same within thirty days of such notice.

•

Any act on the part of the executive officer which is harmful to the reputation, financial condition, business or business relationships of Rimage, including, but not limited to, conduct which is inconsistent with federal or state law respecting harassment of, or discrimination against, any Rimage employee or harmful to the reputation or business relationships of the executive officer.

•

A material breach of the executive officer’s fiduciary responsibilities to Rimage, such as embezzlement or misappropriation of Rimage funds, business opportunities or properties, or to any of our customers, vendors, agents or employees.

	•	Conviction of, or guilty plea or nolo contendere plea by the executive officer to a felony or any crime involving moral turpitude, fraud or misrepresentation.

	•	A material breach of the executive officer’s Nondisclosure and Noncompetition Agreement with Rimage.

Good Reason	Good Reason for the twelve month period following a Change in Control shall mean, without your express written consent, any of the following:

(i) a material diminution of your authority, duties or responsibilities with respect to your position immediately prior to the Change in Control, or

(ii) a material reduction in your base compensation as in effect immediately prior to the Change in Control;

(iii) a material reduction in the authority of the person to whom you report (or a change in your reporting directly to the Board of Directors, if applicable);

(iv) a material change in the geographic location at which you must perform services for Rimage; and

(v) any other action or inaction that constitutes a material violation of this Agreement by Rimage;

provided that no such termination for Good Reason shall be effective unless: (A) you provide written notice to the Chair of the Board of Directors of the existence of a condition specified in paragraphs (i) through (v) above within 90 days of the initial existence of the condition; (B) Rimage does not remedy such condition within 30 days of the date of such notice; and (C) you terminate your employment within 90 days following the last day of the remedial period described above.

Term	Definition

Change in Control

Change in Control of Rimage shall mean a change in control which would be required to be reported in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not Rimage is then subject to such reporting requirement, including without limitation, if:

•

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Rimage representing 20% or more of the combined voting power of Rimage’s then outstanding securities (other than an entity owned 50% or greater by Rimage or an employee pension plan for the benefit of the employees of Rimage);

•

there ceases to be a majority of the Board of Directors comprised of (A) individuals who, on the date of this letter agreement, constituted the Board of Directors of Rimage; and (B) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office prior to a Change in Control; or

•

Rimage disposes of at least 75% of its assets, other than (X) to an entity owned 50% or greater by Rimage or any of its subsidiaries, or to an entity in which at least 50% of the voting equity securities are owned by the shareholders of Rimage immediately prior to the disposition in substantially the same percentage or (Y) as a result of a bankruptcy proceeding, dissolution or liquidation of Rimage.

          The letter agreement provides that if the executive officer’s employment is terminated without cause (other than during the twelve month period following a change in control), the executive will be entitled to payments of the executive officer’s regular base salary for a period of twelve months or until the executive secures other employment, whichever comes first. The executive officer will also be paid an amount equal to the average of the prior three calendar years’ annual bonus amount received by the executive. The bonus payment will be paid in twelve equal installments consistent with our regular payroll practices, but will cease at such earlier time as the executive officer secures other employment. We also will pay a portion of the premiums for continued health, dental and group life insurance until the earlier of: (A) twelve months from the date COBRA coverage begins; or (B) the date COBRA coverage otherwise terminates.

          If the employment of Messrs. Black, Stewart, Mittal or Wells was terminated without cause as of December 31, 2010, we estimate that the value of the benefits under their respective letter agreements would have been as follows based upon his salary for fiscal year 2010 and an amount equal to the average of the annual bonus for the prior three completed calendar years prior to December 31, 2010 (2009, 2008 and 2007):

	Termination Without Cause
Executive Officer	Base Salary Payments	Bonus Payments	Insurance Premiums
Sherman L. Black	$375,000	$237,718	$12,870
James R. Stewart	$225,000	$71,100	$5,271
Samir Mittal	$221,450	$95,352	$713
Christopher A. Wells	$210,000	$74,227	$4,891

          The letter agreement also provides that if a change in control occurs and within twelve months of the change in control the executive’s employment is terminated by us without cause or by the executive for good reason, we must pay the executive a cash severance payment. The severance payment is payable within sixty days of the date of termination and will be equal to 100% of the sum of the executive’s annual base salary and his target bonus in effect on such date (without giving effect to any reduction that results in the executive’s termination for good reason). The target bonus is the cash amount under all our annual incentive compensation plans in which the executive participates, waiving any condition for payment to the executive and assuming that the performance goals for the period were achieved at the 100% level. We will pay a portion of the premiums for continued health, dental and group life insurance until the earlier of: (A) twelve months from the date COBRA coverage begins; or (B) the date COBRA coverage otherwise terminates.

          Additionally, all stock options held by the executive will immediately vest upon a change in control and if the agreements effectuating the change in control do not provide for the assumption or substitution of restricted stock awards, the restrictions will lapse on the restricted stock to the extent these restrictions have not already lapsed under the terms of the restricted stock award agreement. The letter agreement provides that in the event the vesting of options, together with all other payments and the value of any benefit received or to be received by the executive officer under the letter agreement would result in all or a portion of such amount being subject to excise tax, the executive officer is only entitled to an amount that would result in no portion of the amount being subject to excise tax.

          If, within twelve months of a change in control, the employment of Messrs. Black, Stewart, Mittal or Wells was terminated without cause or for good reason as of December 31, 2010, we estimate that the value of the benefits under the letter agreements would have been as follows based upon his salary for fiscal year 2010, target bonus for fiscal year 2010, and stock option and restricted stock holdings at December 31, 2010:

	Termination Without Cause or For Good Reason Within 12 Months of a Change in Control
Executive Officer	Severance Payments	Insurance Premiums	Value of Accelerated Vesting of Stock Options (1)	Value of Accelerated Lapse of Restrictions on Restricted Stock (1)
Sherman L. Black	$600,000	$12,870	$121,500	—
James R. Stewart	$337,500	$5,271	—	$74,550
Samir Mittal	$332,175	$713	—	—
Christopher A. Wells	$315,000	$4,891	—	—

(1)

Value based on a share price of $14.91, which was the closing sales price for a share of our common stock on the Nasdaq Global Market on December 31, 2010. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. Value of accelerated lapse of restricted stock is determined by multiplying the closing share price by the number of restricted stock whose lapse of restrictions is accelerated.

          These salary continuation and change in control benefits are conditioned upon the executive’s execution of a general release and compliance with a nondisclosure and non-competition agreement. Further, in the event that the vesting of options upon a change in control, together with all other benefits provided by the letter agreement, would result in all or a portion of such amount being subject to excise tax then the executive will be entitled to the amount that would result in no portion of the amount being subject to excise tax. In calculating the amounts described above, we assumed that no amount payable to the executive officer under the letter agreement is subject to excise tax. Additionally, if the amounts payable under the letter agreement would be subject to the requirements of Section 409A of the Internal Revenue Code, we may amend the letter agreement as we may determine, including to delay the start of any payment to any key employee (as defined in Section 409A of the Internal Revenue Code) for no more than six months, amend the definition of Change in Control and amend the definition of disability. In the event any such payment is so delayed, the amount of the first payment to the executive officer will be increased for interest earned on the delayed payment based upon interest for the period of delay, compounded annually, equal to the prime rate (as published in the Wall Street Journal) in effect as of the date the payment should otherwise have been provided. In calculating the amounts described above, we assumed that no amount payable to the executive officers under the letter agreement is subject to the requirements of Section 409A of the Internal Revenue Code.

          If the executive resigns (other than for good reason during the twelve month period following a change in control), if we terminate the executive’s employment for cause, or if the executive’s employment terminates as a result of death or disability, the executive is entitled to receive the executive’s base salary accrued but unpaid as of the date of termination, but is not entitled to receive any salary continuation benefit thereafter.

          Arrangements with Former Executive Officer

          This section explains the employment arrangements with and post-employment compensation to Mr. Robert M. Wolf, the named executive officer who was not a party to the letter agreement at December 31, 2010.

          On June 14, 2010, we entered into a transition and release agreement with Robert M. Wolf following Mr. Wolf’s notice to us that he intended to leave the position of Chief Financial Officer. This June 2010 agreement superseded our prior agreement with Mr. Wolf, which was the letter agreement described above.

          Pursuant to the transition and release agreement, if a new Chief Financial Officer was appointed prior to October 31, 2010, Mr. Wolf would continue to remain employed by us for period of time in order to facilitate the transition of the new Chief Financial Officer and to provide other services as may be requested by the Board of Directors. We had the right to terminate this transition period upon fourteen days’ written notice, with or without cause. The effective date of termination of the transition period was the effective date of the termination of Mr. Wolf’s employment with us.

          James R. Stewart was appointed as our Chief Financial Officer on August 6, 2010 and concurrently with that appointment, Mr. Wolf ceased serving as our Chief Financial Officer. Mr. Wolf continued to be employed for a transition period that ended August 27, 2010, at which time his employment with us was terminated.

          Following the termination of Mr. Wolf’s employment, we paid Mr. Wolf his earned but unpaid base salary and any earned but unused vacation and/or personal time, in accordance with our standard payroll practices. Further, Mr. Wolf received post-termination benefits under the agreement. The agreement was designed to provide Mr. Wolf benefits substantially similar to those under the prior agreement as if he were terminated without cause, while recognizing Mr. Wolf’s role in providing transition services to us. As was required under the prior agreement, Mr. Wolf provided us with a full release from all claims in the form specified in the agreement and continued to be bound by a covenant not to compete. In consideration of these factors and the commitments made in the agreement, we paid Mr. Wolf a lump sum severance payment equal to $324,450 and we will continue to pay the employer portion of COBRA coverage for Mr. Wolf for a period of twelve months from August 27, 2010. The agreement also provides that we may delay the severance payment to Mr. Wolf to comply with Section 409A of the Internal Revenue Code.

          Mr. Wolf continues to be bound by the non-disclosure and non-competition agreement entered into November 5, 2004 with us. We will have no obligation to provide Mr. Wolf with any lump sum payment or to make continuing insurance coverage payments if Mr. Wolf breaches the provisions of the non-disclosure and non-competition agreement. Additionally, any options held by Mr. Wolf continued on their terms without modification.

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

          As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to cast an advisory vote on named executive officer compensation.

          As described in detail in the section entitled “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program has been designed to implement core compensation principles, including pay for performance and alignment of our management’s interests with those of our shareholders. Under these programs, our named executive officers were rewarded in 2010 in large part for the achievement of specific financial performance goals that we believe support our continuing process of transforming Rimage into a higher performing business. Shareholders are encouraged to read the Executive Compensation section of this proxy statement for a more detailed discussion of our executive compensation programs, including information about 2010 compensation of our named executive officers.

          We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholder to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Rimage Corporation approve, on an advisory basis, the compensation of the named executive officers as disclosed in Rimage’s proxy statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement.

          Approval of this Proposal 3 requires the affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote on this Proposal 3. While this vote is advisory, and not binding on the Compensation Committee or the Board of Directors, it will provide valuable information to us that the Compensation Committee will be able to consider when determining executive compensation philosophy, policies and practices for the remainder of fiscal 2011 and beyond.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 3: Advisory Vote on Executive Compensation

PROPOSAL 4:
ADVISORY VOTE ON FREQUENCY OF FUTURE
EXECUTIVE COMPENSATION ADVISORY VOTES

          As required by Section 14A of the Securities Exchange Act of 1934, we are also asking shareholders to cast an advisory vote on the frequency of future advisory votes on our named executive officer compensation. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation every year, every two years, or every three years.

          After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years (triennially) is the most appropriate alternative for Rimage, and therefore our Board of Directors recommends that you vote for “Every Three Years” as the frequency for future advisory votes on executive compensation.

          In formulating its recommendation, our Board of Directors believes that a triennial vote will provide us with the time to thoughtfully consider the voting results, engage with shareholders to further understand the voting results, and respond to the vote and to shareholders’ feedback. Our executive compensation programs are also based on our long-term business strategy and execution of a multi-year process of transforming Rimage into a higher performing business, which is more appropriately reflected with a three year timeframe. Additionally, we intend on continuing our practice of engaging with our shareholders regarding executive compensation during the period between shareholder advisory votes. We believe that our openness to input from our shareholders regarding executive compensation and the ability of shareholders to contact us at any time regarding these matters reduces the need for and value of a more frequent advisory vote on executive compensation.

          Shareholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency options. Shareholders may cast a vote on their preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting on Proposal 4.

          The option of every year, every two years or every three years that receives a plurality of the votes cast at the Annual Meeting by shareholders voting on Proposal 4 will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. While this vote is advisory, and not binding on the Board of Directors, the Board will take into account the outcome of the vote in making its determination concerning the frequency of future advisory votes on executive compensation.

The Board Of Directors Recommends a Vote of
EVERY THREE YEARS on
Proposal 4: Advisory Vote on Frequency of Future
Executive Compensation Advisory Votes

DIRECTOR COMPENSATION

          Our non-employee directors received the following amounts for Board and committee service during 2010:

•	an annual retainer of $24,000;

•	$1,500 for each meeting of the Board of Directors or committee attended in person; and

•	$1,000 for each meeting of the Board of Directors or committee attended telephonically.

          In addition, the chair of the Audit Committee and the Compensation Committee received an additional $1,000 per committee meeting attended and the chair of the Governance Committee received an additional $500 per committee meeting attended; and James L. Reissner, our non-executive Chairman of the Board, received an additional annual retainer of $16,000 for his service as chairman. On February 23, 2011, the Compensation Committee recommended, and the Board of Directors approved, changes to a role-based structure for Board compensation. Under the new structure, non-employee directors would receive the following amounts, in lieu of any meeting fees, for Board and committee service during 2011:

•	an annual retainer for non-employee directors of $38,000;

•	an additional retainer of $16,000 for our non-executive Chairman of the Board;

•	an annual retainer of $6,000, $4,000 and $3,000, respectively, for members of the Audit, Compensation and Governance Committees; and

•	an additional annual retainer of $8,000, $6,000 and $3,000, respectively, for the chair of the Audit, Compensation and Governance Committees.

          For directors who are not employees, the 2007 Plan provides for a grant of a discretionary number of shares of restricted stock, restricted stock units, or non-qualified stock options or a combination of any on each director’s election and re-election at the annual shareholder meeting, not to exceed 25,000 shares. Under this provision of the 2007 Plan, each non-employee director re-elected at the 2010 Annual Meeting, Messrs. Benveniste, Hotchkiss, Madison, Quist and Reissner, received 3,500 restricted stock units. Each restricted stock unit represents a contingent right to receive one share of our common stock. The restricted stock units vest in full on the one year anniversary of the date of grant provided the director continues to provide services to Rimage on that date, subject to certain exceptions. Directors may elect to defer receipt of the shares to the earlier of January 1 of the 3rd to 10th year following the date of grant or the first January 1 following the date of separation of service from Rimage. Any restricted stock units the director does not elect to defer will be paid within 90 days following the date the restricted stock units first vest.

          On February 23, 2011, the Compensation Committee and the Board determined that each non-employee director elected or re-elected at the Annual Meeting would receive 3,500 restricted stock units under this provision of the Amended 2007 Plan. These restricted stock units will be subject to the same vesting terms and deferral option as the restricted stock units granted in 2010, except the units will vest in full on the first business day prior to the Annual Meeting of Shareholders next following the date of grant provided the director continues to provide services to Rimage on that date, subject to certain exceptions.

          The following table shows for 2010, the cash and other compensation paid by us to each of our Board members. Sherman L. Black, who served as a director and an executive officer in 2010, received no compensation for Board or committee service during 2010.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Lawrence M. Benveniste	$62,500	$61,495	$123,995
Philip D. Hotchkiss	$58,500	$61,495	$119,995
Thomas F. Madison	$55,000	$61,495	$116,495
Steven M. Quist	$65,500	$61,495	$126,995
James L. Reissner	$73,000	$61,495	$134,495

(1)	Represents cash retainer and meeting fees for 2010 as described above.

(2)

Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 utilizing assumptions discussed in Note 2 to our consolidated financial statements for the fiscal year ended December 31, 2010 included in our Annual Report on Form 10-K for the year ended December 31, 2010.

          The aggregate number of stock options outstanding at December 31, 2010 held by directors was: Mr. Benveniste, 62,000 shares; Mr. Hotchkiss, 26,449 shares; Mr. Madison, 57,000 shares; Mr. Quist, 72,000 shares; Mr. Reissner, 72,000 shares; and Mr. Black, 250,000 shares. Each of these directors, with the exception of Mr. Black, also held 3,500 unvested restricted stock units as of December 31, 2010. Such restricted stock units vest and the restrictions lapse one year from the date of grant, or May 12, 2011, subject to deferral elections described above.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

          Since the beginning of 2010, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

          The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions we enter into in which an officer, director or 5% or greater shareholder or any affiliate of these persons has a direct or indirect material interest. Our Code of Ethics and Business Conduct, which is applicable to all of our employees and directors, also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions. Requests for waivers by our executive officers and directors from the provisions of, or requests for consents by our executive officers and directors under, our Code of Ethics and Business Conduct must be made to the Audit Committee.

          We have adopted a related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest. Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•	employment of executive officers, director compensation to be reported in our proxy statement;

•	payment of ordinary expenses and business reimbursements;

•

transactions with related companies in which the dollar amount does not exceed $120,000 if the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that other company’s shares;

•

charitable contributions in which the dollar amount does not exceed $10,000 or 2% of the charitable organization’s receipts where a related party’s only relationship to the charity is as an employee (other than an executive officer) or a director;

•	payments made under our articles of incorporation, bylaws, insurance policies or other agreements relating to indemnification;

•	transactions in which our shareholders receive proportional benefits; and

•	transactions that involve competitive bid, banking transactions and transactions where the terms of which are regulated by law or governmental authority.

          The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction. If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction. The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•	whether the terms are fair to us;

•	whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the related party transaction is material to us;

•	the role the related party has played in arranging the transaction;

•	the structure of the related party transaction;

•	the interests of all related parties in the transaction;

•	the extent of the related party’s interest in the transaction; and

•	whether the transaction would require a waiver of our Code of Ethics and Business Conduct.

          The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of a class of our equity securities, are required to report their ownership of our equity securities and any changes in such ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ending December 31, 2010.

          Based upon information provided by our officers and directors, we believe that all officers, directors and 10% shareholders filed all reports on a timely basis in fiscal year 2010.

PROPOSAL 5:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee has selected KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011 and to perform other appropriate audit-related and tax services. While the Audit Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit Committee is submitting the reappointment of KPMG LLP as our independent registered public accounting firm for ratification. In the event the shareholders do not ratify the reappointment of KPMG LLP, the Audit Committee will reconsider the selection.

          The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required to approve the ratification of the appointment of the independent public accounting firm, provided that the total number of shares that vote on the proposal represent a majority of our shares outstanding on the record date. Proxies will be voted in favor of this proposal unless otherwise indicated.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 5: Ratification of the Appointment of KPMG LLP

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee has selected KPMG LLP as its independent registered public accounting firm for Rimage’s fiscal year ending December 31, 2011 and has asked the shareholders to ratify such appointment. Representatives of KPMG LLP, which has served as our independent auditors since 1989, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Accountant Fees and Services

          The following is an explanation of the fees billed to us by KPMG LLP for professional services rendered for the fiscal years ended December 31, 2010 and December 31, 2009, which totaled approximately $634, 548 and $781,595, respectively.

          Audit Fees. The aggregate fees billed or estimated to be billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-Q, work relating to our internal controls over financial reporting and the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002, or other services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2010 and December 31, 2009 totaled approximately $502,000 and $613,000, respectively.

          Audit-Related Fees. There were no fees billed to us for professional services for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

          Tax Fees. The aggregate fees billed to us by KPMG LLP for professional services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns for the fiscal years ended December 31, 2010 and December 31, 2009 totaled approximately $92,080 and $94,720, respectively.

          All Other Fees. Other than those described above, fees billed to us by KPMG LLP for tax related services totaled $40,378 and $73,875 for the fiscal years ended December 31, 2010 and December 31, 2009, respectively. Fees billed in 2009 were for transfer pricing and other services associated with the Company’s international subsidiaries. Fees billed in 2010 were for completion of the transfer price study initiated in 2009 and research and advisory services associated with customs and indirect tax matters impacting the Company’s international operations.

Audit Committee Pre-Approval Procedures

          We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $25,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

          All of the services described above for 2010 were pre-approved by the Audit Committee or a member of the Committee before KPMG LLP was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

          The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by our action in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2012 Annual Meeting of Shareholders, the proposal must be received by the Secretary of Rimage Corporation in writing at our corporate offices, 7725 Washington Avenue South, Edina, Minnesota 55439, no later than December 10, 2011.

          Pursuant to our bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, no later than December 10, 2011. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the section of this proxy statement entitled “Corporate Governance — Director Nominations” and in our bylaws. If we receive notice of a shareholder proposal after December 10, 2011, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2011 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER BUSINESS

          At the date of this proxy statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Directors

Sherman L. Black
President and Chief Executive Officer

Edina, Minnesota
April 8, 2011

APPENDIX A:

RIMAGE CORPORATION

SECOND AMENDED AND RESTATED

2007 STOCK INCENTIVE PLAN

RIMAGE CORPORATION

SECOND AMENDED AND RESTATED
2007 STOCK INCENTIVE PLAN

SECTION 1
PURPOSE

The purpose of the Second Amended and Restated 2007 Stock Incentive Plan (the “Plan”) is to enable Rimage Corporation (the “Company”) and its Subsidiaries to attract and retain employees, directors and service providers of the Company by aligning financial interests of these individuals with the other stockholders of the Company.

The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units, and Other Awards to aid the Company in obtaining these goals, subject to the approval by the shareholders on May 11, 2011.

SECTION 2
DEFINITIONS

2.1	BOARD means the Board of Directors of the Company.

2.2

CAUSE shall mean, unless otherwise defined in the Stock Incentive Agreement or in a separate agreement with the Participant that governs Stock Incentives granted under this Plan, gross and willful misconduct during the course of his or her service to the Company, including but not limited to wrongful appropriation of funds or property of the Company, conviction of a Participant of a gross misdemeanor or felony or a material violation of any Company policy (including, without limitation, any policy contained in the Company’s Code of Conduct), regardless of when facts resulting in a finding of Cause are discovered by the Company.

2.3	CODE means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

2.4	COMMITTEE means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan.

2.5	COMPANY means Rimage Corporation, a corporation organized under the laws of the State of Minnesota (or any successor corporation).

2.6

DISABILITY shall mean a physical or mental condition resulting from a bodily injury or disease or mental disorder rendering such person incapable of continuing to perform the essential employment or director duties of such person at the Company as such duties existed immediately prior to the bodily injury, disease or mental disorder.

2.7	EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

2.8	EXERCISE PRICE means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.9

FAIR MARKET VALUE of one Share on any given date shall be determined by the Committee as follows: (a) if the Common Stock is listed for trading on one of more national securities exchanges, the last reported sales price on the such principal exchange on the date in question, or if such Common Stock shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such Common Stock was so traded; or (b) if the Common Stock is not listed for trading on a national securities exchange, but is traded in the over-the-counter market, the closing bid price for such Common Stock on the date in question, or if there is no such bid price for such Common Stock on such date, the closing bid price on the first day prior thereto on which such price existed; or (c) if neither (a) or (b) is applicable, with respect to any Option intended to qualify as an ISO, by any fair and reasonable determination made in good faith by the Committee, and, with respect to any other Stock Incentive that is intended to be exempt from the requirements of Code Section 409A, a value determined by the reasonable application of a reasonable valuation method as defined in regulations promulgated under Code Section 409A, which determination shall be final and binding on all parties.

1

2.10	INDEPENDENT DIRECTOR means a member of the Board who is not otherwise an employee of the Company or any Subsidiary.

2.11

INSIDER means an individual who is, on the relevant date, an officer, member of the Board or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.12	ISO means an Option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

2.13

KEY EMPLOYEE means any employee of the Company or any Subsidiary holding a key management or technical position as determined by the Committee. Key Employees of any Subsidiary created or acquired after the Effective Date of this Plan shall be eligible to be Participants in this Plan without further action of the Board or its shareholders.

2.14

KEY PERSON means a person, other than a Key Employee, who is (a) a member of the Board; or (b) a service provider providing bona fide services to the Company or any Subsidiary who is eligible to receive Shares that are registered by a Registration Statement on Form S-8 under the Securities Act, as in effect on the date hereof or any successor registration form(s) under the Securities Act subsequently adopted by the Securities and Exchange Commission. Key Persons of any Subsidiary created or acquired after the Effective Date of this Plan shall be eligible to be Participants in this Plan without further action of the Board or its shareholders.

2.15	NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code Section 422.

2.16	OPTION means an ISO or a NQSO.

2.17

OUTSIDE DIRECTOR means a member of the Board who is not an employee and who qualifies as (a) a “non-employee director” under Rule 16b-3(b)(3) under the Exchange Act, as amended from time to time, and (b) an “outside director” under Code Section 162(m) and the regulations promulgated thereunder.

2.18	PARTICIPANT means a Key Person or Key Employee who is designated to receive an award under the Plan by the Committee.

2.19	PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.20	PERFORMANCE PERIOD shall mean the period during which a performance goal must be attained with respect to a Stock Incentive that is performance based, as determined by the Committee.

2.21

PERFORMANCE STOCK means an award of Shares granted to a Participant that is subject to the achievement of performance criteria, either as to the delivery of such Shares or the calculation of the amount deliverable as a result of achieving a level of performance over a specified Performance Period, or any combination thereof.

2.22

PERFORMANCE UNITS means a contractual right granted to a Participant to receive a Share (or cash equivalent) upon achievement of performance criteria or a level of performance over a specified Performance Period that are deliverable either at the end of the Performance Period or at a later time.

2

2.23	PLAN means the Rimage Corporation Second Amended and Restated 2007 Stock Incentive Plan, as it may be further amended from time to time.

2.24	QUALIFYING EVENT shall mean, with respect to a Participant, such Participant’s death, Disability or Retirement.

2.25

RESTRICTED STOCK AWARD means an award of Shares granted to a Participant under this Plan that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.26

RESTRICTED STOCK UNIT means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) that is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Stock Incentive Agreement.

2.27	RETIREMENT shall mean retirement from active employment with the Company and any subsidiary or parent corporation of the Company on or after age 65.

2.28	SECURITIES ACT means the Securities Act of 1933, as amended.

2.29	SHARE or COMMON STOCK means a share of the common stock of the Company.

2.30

STOCK APPRECIATION RIGHT means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or such other consideration as the Committee may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the specified price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.31	STOCK INCENTIVE means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Stock or Performance Unit or cash.

2.32	STOCK INCENTIVE AGREEMENT means a document issued by the Company or a Subsidiary to a Participant evidencing an award of a Stock Incentive.

2.33

SUBSIDIARY means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.34

TEN PERCENT SHAREHOLDER means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

SECTION 3
SHARES SUBJECT TO STOCK INCENTIVES

3.1

The aggregate number of Shares that may be issued under the Plan is One Million Seven Hundred Thirty Thousand Three Hundred Twenty (1,730,320) Shares, subject to adjustment as provided in Section 10. The Company’s 1992 Stock Option Plan (the “Prior Plan”) is amended by this Plan to eliminate the authority and discretion of the Board, the Compensation Committee of the Board and any executive officer of the Company to grant any new awards or options (or to amend any previously granted award or option to increase the number of shares thereunder) under the Prior Plan, including with respect to any shares that would become available for issuance as a result of the cancellation or forfeiture of shares under any previously granted awards or options.

3

Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company.

3.2

Subject to adjustment pursuant to Section 10, no Participant may be granted any Stock Incentive covering an aggregate number of Shares in excess of Three Hundred Thousand (300,000) in any calendar year (100,000 Shares for years prior to January 1, 2009).

SECTION 4
EFFECTIVE DATE

The effective date of this Plan as restated shall be May 11, 2011, subject to shareholder approval on that date; provided that the amended provisions of the restated Plan shall not adversely affect the rights of Participants with respect to Stock Incentives granted pursuant to the terms of the Plan in effect prior to the effective date of the restated Plan. The Plan was originally effective on May 15, 2007, which is the date on which the shareholders of the Company originally approved the Plan and the Plan was restated effective May 13, 2009, the date the shareholders of the Company approved the Plan as amended and restated.

SECTION 5
ADMINISTRATION

5.1

GENERAL ADMINISTRATION. The Committee shall administer this Plan. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Committee’s actions shall be binding on the Company, on each affected Participant, and on each other person directly or indirectly affected by such actions.

5.2

AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, the Committee shall have full power to select Participants in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Any and all awards of Stock Incentives to Insiders of the Company or Independent Directors shall be made and administered by the Committee (or subcommittee authorized under Section 5.3) consisting solely of Outside Directors. Further, the Committee may make all other determinations that may be necessary or advisable for the administration of the Plan. The Committee may seek the assistance of such persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3

DELEGATION OF AUTHORITY. The members of the Committee and any other persons to whom authority has been delegated by the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee or to one or more executive officers of the Company the authority to grant Stock Incentives, and/or to administer the Plan or any aspect of it; provided, however, that only the Committee may grant Stock Incentives that may meet the Performance-Based Exception.

5.4

DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its shareholders, members of the Board, Participants, and their estates and beneficiaries.

4

SECTION 6
ELIGIBILITY

Participants selected by the Committee shall be eligible for the grant of Stock Incentives under this Plan, but no Participant shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an eligible Participant.

SECTION 7
TERMS OF STOCK INCENTIVES

7.1	TERMS AND CONDITIONS OF ALL STOCK INCENTIVES.

(a)

Grants of Stock Incentives. The Committee, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives; provided, however, the Committee shall not have the right to (i) lower the Exercise Price of an existing Option or Stock Appreciation Right, (ii) take any action which would be treated as a “repricing” under generally accepted accounting principles, or (iii) cancel an existing Option or Stock Appreciation Right at a time when its Exercise Price exceeds the fair market value of the underlying stock subject to such Option or Stock Appreciation Right in exchange for cash, another Stock Incentive, or other equity in the Company (except as provided in Sections 10 and 11). Stock Incentives shall be granted to Participants selected by the Committee, and the Committee shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Participants, or to grant all Stock Incentives subject to the same terms and conditions.

(b)

Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c)

Stock Incentive Agreements. Each Stock Incentive shall be evidenced by an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Stock Incentives granted. The Stock Incentive Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant. The Committee shall have sole discretion to modify the terms and provisions of Stock Incentive Agreements in accordance with Section 12 of this Plan.

(d)

Date of Grant. The date a Stock Incentive is granted shall be the date on which the Committee (i) has approved the terms and conditions of the Stock Incentive Agreement, (ii) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and (iii) has taken all such other action necessary to direct the grant of the Stock Incentive.

(e)

Vesting of Stock Incentives. Subject to this Section 7.1(e), Stock Incentives under the Plan may have restrictions on the vesting or delivery of and, in the case of Options, the right to exercise, that lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate, such as the attainment of performance goals determined by the Committee, including but not limited to one or more of the performance criteria listed in Section 14. If the Award is intended to meet the Performance-Based Exception, the attainment of such performance goals must be certified in writing by the Committee prior to payment thereof. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Shares subject to such Stock Incentive Award shall remain subject to forfeiture. Notwithstanding the foregoing, all Restricted Stock or Restricted Stock Units shall be restricted for a period of at least three (3) years (or one (1) year in the case of Restricted Stock or Restricted Stock Units granted with restrictions based solely on achievement of performance criteria), except that the Committee may provide in the Restricted Stock Agreement or in the Restricted Stock Unit Agreement (i) for vesting and lapse of restrictions on a pro rata basis during such minimum restricted period; (ii) that the restricted period for any such Stock Incentive may otherwise be shortened in the case of a Qualifying Event or in connection with a Change of Control; and (iii) for vesting and lapse of restrictions on Restricted Stock or Restricted Stock Units granted to Independent Directors no earlier than the first business day prior to the next regular annual meeting of shareholders, provided that the aggregate number of Shares issued to Independent Directors pursuant to Restricted Stock or Restricted Stock Units having a period of restriction of less than three (3) years shall not exceed ten percent (10%) of the aggregate number of Shares authorized for issuance under the Plan.

5

(f)

Acceleration of Vesting of Stock Incentives. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant; provided, however, the Committee may grant Stock Incentive Awards precluding such accelerated vesting in order to qualify the Stock Incentive Awards for the Performance-Based Exception.

(g)

Dividend Equivalents. The Committee may grant dividend equivalents to any Participant. The Committee shall establish the terms and conditions to which the dividend equivalents are subject. Dividend equivalents may be granted only in connection with a Stock Incentive. Under a dividend equivalent, subject to the limitation under Section 7.6(b) with respect to Performance Stock or Performance Units, a Participant shall be entitled to receive currently or in the future payments equivalent to the amount of dividends paid by the Company to holders of Common Stock with respect to the number of dividend equivalents held by the Participant. The dividend equivalent may provide for payment in Shares or in cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable. Any such dividend equivalent on a Stock Incentive that is intended to be exempt from Code Section 409A shall be stated in a separate arrangement.

(h)

Transferability of Stock Incentives. Except as otherwise provided in a Participant’s Stock Incentive Agreement, no Stock Incentive granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Stock Incentive Agreement, during the Participant’s lifetime, only the Participant may exercise any Option or Stock Appreciation Right unless the Participant is incapacitated in which case the Option or Stock Appreciation Right may be exercised by and any other Stock Incentive may be payable to the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option or receive any other benefit under a Stock Incentive if the Participant is incapacitated shall be determined by the Committee.

(i)

Deferral Elections. The Committee may permit or require Participants to elect to defer the issuance of Shares or the settlement of awards in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Stock Incentive, or in exercising its powers under this Article: (i) create any arrangement which would constitute an employee pension benefit plan as defined in ERISA Section 3(3) unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees; or (ii) create any arrangement that would constitute a deferred compensation plan as defined in Code Section 409A unless the arrangement complies with Code Section 409A and regulations promulgated thereunder or unless the Committee, at the time of grant, specifically provides that the Stock Incentive is not intended to comply with Section 409A of the Code.

6

7.2	TERMS AND CONDITIONS OF OPTIONS.

(a)

Grants of Options. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee and/or the Company may modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

(b)

Termination of Employment. Except as provided in the Option Agreement or a separate agreement with the Participant that governs Options granted under this Plan, or as otherwise provided by the Committee: (i) if the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Options; and (ii) any Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Options, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Options granted to such Participant shall immediately terminate.

(c)

Death, Disability and Retirement. Except as provided in the Option Agreement or a separate agreement with the Participant that governs Options granted under this Plan, and except as otherwise provided by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Options vest, the Participant shall forfeit all unvested Options; and (ii) any Options held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after one year after such Qualifying Event, or the expiration of the stated term of the Options, whichever period is the shorter.

(d)

Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Stock Incentive Agreement and shall not be less than the Fair Market Value of a Share on the date the Option is granted. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted.

(e)

Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (i) make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or (ii) make an Option exercisable after the date that is (A) the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or (B) the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder. Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance goals, including but not limited to goals established pursuant to one or more of the performance criteria listed in Section 14. Any Option that is intended to qualify for the Performance Based Exception must have its performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by the Committee.

7

(f)

Payment. The Exercise Price of Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations by delivering to the Company or its designated agent, either: (i) in cash or by check at the time the Option is exercised or (ii) at the discretion of the Committee at the time of the grant of the Option (or subsequently in the case of an NQSO) (A) by delivery (or by attestation) of other Shares, (B) pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, (C) with respect to an NQSO, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price (together with payment in cash or other payment from the Participant to the extent of any remaining balance), provided that any such Shares used to pay the Exercise Price shall no longer be outstanding and exercisable under such Option; or (D) by some combination of the foregoing or such other form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law. Notwithstanding the foregoing, with respect to any Participant who is an Insider, a tender of shares or, if permitted by applicable law, a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided above, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder.

(g)

ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000), to the extent of such excess, such Option shall not be treated as an ISO in accordance with Code Section 422(d). The rule of the preceding sentence is applied as set forth in Treas. Reg. Section 1.422-4 and any additional guidance issued by the Treasury thereunder. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code Section 422(a)(2).

7.3	TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

(a)

Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b)

Termination of Employment. Except as provided in the Restricted Stock Agreement or a separate agreement with the Participant covering the Restricted Stock granted under this Plan, if the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends for any reason other than a Qualifying Event before any restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Participant’s unvested Restricted Stock Awards shall vest as of the date of such event.

8

(c)

Death, Disability and Retirement. Except as provided in the Restricted Stock Agreement or a separate agreement with the Participant covering Restricted Stock granted under this Plan: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Awards, unless the Committee determines that the Participant’s unvested Restricted Stock Awards shall vest as of the date of such event; and (ii) in the case of Restricted Stock Awards which are based on performance criteria then, as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Committee may grant Restricted Stock Awards precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Awards for the Performance-Based Exception.

(d)

Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and to receive dividends during the periods of restriction of their Shares to the same extent as such holders would have been entitled if the Shares were unrestricted Shares.

7.4	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

(a)

Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Stock Incentive Agreement evidencing such award. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment.

(b)

Termination of Employment. Except as provided in the Restricted Stock Unit Agreement or a separate agreement with the Participant covering the Restricted Stock Unit granted under this Plan, if the Participant’s employment with the Company and/or a Subsidiary ends before the Restricted Stock Units vest, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event.

(c)

Death, Disability and Retirement. Except as provided in the Restricted Stock Unit Agreement or a separate agreement with the Participant covering the Restricted Stock Unit granted under this Plan: (i) if a Qualifying Event occurs before the date or dates on which restrictions lapse, the Participant shall forfeit all unvested Restricted Stock Units, unless the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event; and (ii) in the case of Restricted Stock Units that are based on performance criteria, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Committee may grant Restricted Stock Units precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance-Based Exception.

(d)

Voting, Dividend & Other Rights. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units, and, unless the applicable Stock Incentive Agreement provides otherwise, the holder of a Restricted Stock Unit shall not be entitled to any dividend equivalents (as described in Section 7.1(g)).

7.5	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)

Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a specified price. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are the subject of the Option, which shall not be less than the Fair Market Value of the Shares on the date the Option is granted. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares at the time the Stock Appreciation Right was granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

9

(b)

Stock Appreciation Right Term. Each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall: (1) make a Stock Appreciation Right exercisable prior to the date such Stock Appreciation Right is granted or after it has been exercised in full; or (ii) make a Stock Appreciation Right exercisable after the date that is: (A) the tenth (10th) anniversary of the date such Stock Appreciation Right is granted; or (B) the fifth (5th) anniversary of the date such Stock Appreciation Right is granted, if such Stock Appreciation Right is granted in connection with the grant of an ISO to a Participant who is a Ten Percent Shareholder.

(c)

Payment. Upon exercise of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of payment or exercise) or in cash, or in any combination thereof as specified in the Stock Incentive Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is exercised, the specified price shall be treated as paid in Shares for purposes of Section 3.

(d)

Termination of Employment. Except as provided in the Stock Appreciation Rights Agreement or a separate agreement with the Participant that governs Stock Incentives granted under this Plan, or as otherwise provided by the Committee: (i) if the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends before the Options vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such termination, but may not be exercised after 90 days after such termination, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter. In the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all unexercised Stock Appreciation Rights granted to such Participant shall immediately terminate.

(e)

Death, Disability and Retirement. Except as provided in the Stock Appreciation Rights Agreement or a separate agreement with the Participant that governs Stock Incentives granted under this Plan, and except as otherwise provided by the Committee: (i) if a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the Participant shall forfeit all unvested Stock Appreciation Rights; and (ii) any Stock Appreciation Rights held by such Participant may thereafter be exercised to the extent it was exercisable at the time of such Qualifying Event, but may not be exercised after one year after such Qualifying Event, or the expiration of the stated term of the Stock Appreciation Rights, whichever period is the shorter.

(f)

Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (i) will expire no later than the expiration of the underlying ISO, (ii) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (iii) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (iv) may be exercised only (A) when the underlying ISO could be exercised and (B) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

10

7.6	TERMS AND CONDITIONS OF PERFORMANCE STOCK AND PERFORMANCE UNITS.

(a)

Awards of Performance Stock and Performance Units. Performance Stock and Performance Units shall become payable to a Participant upon achievement of performance criteria as determined by the Committee. Each award will specify the number of Performance Stock or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a grant that is intended to qualify for the Performance-Based Exception, other than as provided in Section 14. Any grant of Performance Stock or Units may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the date of grant.

(b)

Limitation on Dividend and Dividend Equivalents. With respect to Performance Stock and Performance Units awarded after May 13, 2009, no dividends or dividend equivalents shall be paid on unvested Performance Stock or Performance Units unless and until the performance goal has been met; provided that such dividends or dividend equivalents: (i) may accumulate for the benefit of the Participant and paid to the Participant after such Performance Stock or Performance Units vest and (ii) will otherwise comply with Section 7.1(g).

(c)

Payment. Each grant will specify the time and manner of payment of Performance Stock or Performance Units that have been earned. Any Performance Stock award shall be payable in Shares. Any Performance Unit award may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among cash or Shares.

7.7	OTHER AWARDS.

(a)

Other awards may, subject to limitations under applicable law, be granted to any Participant denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such awards.

(b)

Cash awards, as an element of or supplement to any other Stock Incentives granted under this Plan, may also be granted to Participants on such terms and conditions as determined by the Committee pursuant to this Plan.

(c)

Shares may be granted to a Participant as a bonus, or in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as the Committee shall determine.

(d)	Participants designated by the Committee may be permitted to reduce compensation otherwise payable in cash in exchange for Shares or other Stock Incentives under the Plan.

7.8

INDEPENDENT DIRECTOR GRANTS. Notwithstanding any other provisions of this Plan, a grant of Restricted Stock, Restricted Stock Units or NQSO, or any combination of the same, shall be made to each Independent Director on the date of each regular annual meeting of shareholders of the Company at which such Independent Director is elected or re-elected to the Board. The number of Shares subject to this Restricted Stock Award, Restricted Stock Unit or NQSO and other terms governing the Restricted Stock Award, Restricted Stock Unit or NQSO shall be determined by the Committee in its sole discretion prior to such annual meeting of shareholders. No Independent Director may be granted Restricted Stock Awards, Restricted Stock Units or NQSOs covering an aggregate number of Shares in excess of 25,000 at any regular annual shareholders meeting pursuant to the terms of this Section 7.8.

11

The Committee, in its discretion, may, in addition to the Restricted Stock Awards, Restricted Stock Units and NQSOs provided above, grant any additional Stock Incentive to all Independent Directors or to any individual Independent Director, provided that such grant shall be solely for substantial services performed or to be performed by such Independent Director as determined in good faith by the Committee.

SECTION 8
SECURITIES REGULATION

8.1

LEGALITY OF ISSUANCE. No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2

RESTRICTIONS ON TRANSFER; REPRESENTATIONS; LEGENDS. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act and the Company determines that the registration requirements of the Securities Act apply but an exemption is available which requires an investment representation or other representation, the Participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Stock Incentive Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3

REGISTRATION OF SHARES. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares under the Securities Act or any other applicable state, federal or foreign law.

SECTION 9
LIFE OF PLAN

No Stock Incentive shall be granted under this Plan on or after the earlier of:

(a)	the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), or

(b)

the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Stock Incentives granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock Unit) been issued or are no longer available for use under this Plan.

This Plan shall continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

12

SECTION 10
ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary, in the event of a stock dividend, stock split, spin-off, rights offering, recapitalization through a large, nonrecurring cash dividend, or a similar equity restructuring of the Company, the Committee will adjust: (a) the number of Shares reserved under Section 3 of this Plan, (b) the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3 of this Plan, (c) the number of Shares subject to certain Stock Incentives granted subject to Section 3 of the Plan, and (d) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights, or any combination thereof, in an equitable manner that will equalize the fair value of the previously granted Stock Incentives before and after the equity restructuring. Furthermore, in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of Stock Incentives, the Committee will adjust such Stock Incentives in a manner that satisfies the requirements of Code Section 424(a) as to: (i) the number of Shares reserved under Section 3, (ii) the limit on the number of Shares that may be granted subject to Stock Incentives during a calendar year to any individual under Section 3 of this Plan; (iii) the number of Shares subject to such Stock Incentives, and (iii) the Exercise Price of any Options and the specified price of any Stock Appreciation Rights. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 or an increase in any limitation imposed by the Plan.

SECTION 11
CHANGE IN CONTROL OF THE COMPANY

11.1

CHANGE IN CONTROL. “Change in Control” of the Company shall mean a change in control which would be required to be reported in response to Item 5.01 of Form 8-K promulgated under the Exchange Act (or any successor item of Form 8-K), whether or not the Company is then subject to such reporting requirement, including without limitation, if:

(a)

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities (other than an entity owned 50% or greater by the Company or an employee pension plan for the benefit of the employees of the Company);

(b)

there ceases to be a majority of the Board comprised of (i) individuals who, on the date of adoption of this Plan, constituted the Board; and (ii) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office prior to a Change in Control; or

(c)

the Company disposes of at least 75% of its assets, other than (i) to an entity owned 50% or greater by the Company or any of its subsidiaries, or to an entity in which at least 50% of the voting equity securities are owned by the shareholders of the Company immediately prior to the disposition in substantially the same percentage or (ii) as a result of a bankruptcy proceeding, dissolution or liquidation of the Company.

11.2

VESTING UPON A CHANGE IN CONTROL. Except as otherwise provided in a Stock Incentive Agreement or as provided in the next sentence, if a Change in Control occurs, and if the agreements effectuating the Change in Control do not provide for the assumption or substitution of all Stock Incentives granted under this Plan, with respect to any Stock Incentive granted under this Plan that is not so assumed or substituted (a “Non-Assumed Stock Incentive”), such Stock Incentives shall immediately vest and be exercisable and any restrictions thereon shall lapse. Notwithstanding the foregoing, unless the Committee determines at or prior to the Change in Control, no Stock Incentive that is subject to any performance criteria for which the Performance Period has not expired, shall accelerate at the time of a Change in Control.

13

11.3

DISPOSITION OF STOCK INCENTIVES. Except as otherwise provided in a Stock Incentive Agreement, the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Stock Incentives, take any or all of the following actions to be effective as of the date of the Change in Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change in Control, but only if such action remains contingent upon the effectuation of the Change in Control) (such date referred to as the “Action Effective Date”):

(a)

Unilaterally cancel such Non-Assumed Stock Incentive in exchange for whole and/or fractional Shares (or whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or whole shares of a successor and cash in lieu of any fractional share) that, in the aggregate, are equal in value to:

(i)

in the case of Options and Stock Appreciation Rights, the product of (A) the excess, if any, of the Fair Market Value per Share on the effective date of the Action Effective Date over the Exercise Price or specified price per Share (B) multiplied by the number of Shares subject to the Option or Stock Appreciation Right;

(ii)

in the case of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Awards, the Fair Market Value per Share on the effective date of the Action Effective Date of the Shares subject to such Stock Incentive (taking into account vesting), less the value of any consideration payable with respect to such Stock Incentive.

(b)	Unilaterally cancel such Non-Assumed Stock Incentive in exchange for cash or other property equal in value to:

(i)

in the case of Options and Stock Appreciation Rights, the product of (A) the excess, if any, of the Fair Market Value per Share on the effective date of the Action Effective Date over the Exercise Price or specified price per Share (B) multiplied by the number of Shares subject to the Option or Stock Appreciation Right;

(ii)

in the case of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Awards, the Fair Market Value per Share on the effective date of the Action Effective Date of the Shares subject to such Stock Incentive (taking into account vesting), less the value of any consideration payable with respect to such Stock Incentive.

(c)

In the case of Options, unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (i) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change in Control, and (ii) notice of such opportunity to exercise prior to the commencement of such specified period. The Committee may modify or waive any condition limiting the exercise of such Option to permit a cashless exercise of such Options.

(d)

Notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Stock Incentive is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (i) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (ii) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

11.4

GENERAL RULE FOR OTHER STOCK INCENTIVES. If a Change in Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change in Control.

14

SECTION 12
AMENDMENT OR TERMINATION

12.1

AMENDMENT OF PLAN. This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company if such amendment: (a) increases the number of Shares reserved under Section 3, except as set forth in Section 10, (b) extends the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) decreases the minimum Exercise Price under Section 7, or (d) changes the designation of Participant eligible for Stock Incentives under Section 6. Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system.

12.2	TERMINATION OF PLAN. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time.

12.3

AMENDMENT OF STOCK INCENTIVES. Except as provided in Section 7.1(a), the Committee shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Participant under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (b) the Participant consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation pursuant to Article 11 or applicable law. Notwithstanding the foregoing, the Committee may reform any provision in a Stock Incentive intended to be exempt from Code Section 409A to maintain to maximum extent practicable the original intent of the applicable provision without violating the provisions of Code Section 409A; provided, however, that if no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Code Section 409A, no payment or benefit will be provided under the Stock Incentive and the Stock Incentive will be deemed null, void and of no force and effect, and the Company shall have no further obligation in connection with such Stock Incentive.

SECTION 13
MISCELLANEOUS

13.1

SHAREHOLDER RIGHTS. Except as provided in Section 7.3 with respect to Restricted Stock Awards, or in a Stock Incentive Agreement, no Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

13.2

NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

15

13.3

WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant or fulfillment of any Stock Incentive, an amount in Shares or cash sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon exercise of an Option or Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock, Restricted Stock Unit, Performance Stock or Performance Units, the Company shall have the right to require the Participant to remit to the Company, as a condition thereof, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (a) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (b) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. Subject to the foregoing, the Participant, and not the Company, shall be and remain responsible for any and all taxes arising out of the grant, exercise or receipt of any Stock Incentive awarded under this Plan.

13.4

NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF ISO OPTIONS. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (a) the date two (2) years after the date of grant of such Option, or (b) the date one (1) year after the exercise of such Option, or except as otherwise permitted under Code Section 422(a)(2), then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

13.5

TRANSFERS AND RESTRUCTURINGS. The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a termination of his or her employment under this Plan. Likewise, the continuation of employment by a Participant with a corporation that is a Subsidiary shall be deemed to be a termination of employment when such corporation ceases to be a Subsidiary.

13.6

LEAVES OF ABSENCE. Unless the Committee provides otherwise, vesting of Stock Incentives granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an employee of the Company in the case of any leave of absence approved by the Company. For purposes of ISOs, no such leave may exceed 90 days unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any ISO held by the Participant will cease to be treated as an ISO and if exercised thereafter will be treated for tax purposes as a NQSO.

13.7

GOVERNING LAW/CONSENT TO JURISDICTION. This Plan shall be construed under the laws of the State of Minnesota without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court for the District of Minnesota for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

13.8

ESCROW OF SHARES. To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.

16

13.9	DISGORGEMENT OF PLAN BENEFITS.

(a)

If any of the Company’s financial statements are required to be restated resulting from errors, omissions or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any Stock Incentive with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The operation of this Section 13.9(a) shall be in accordance with the provisions of Section 302 of Sarbanes-Oxley Act of 2002 and any applicable guidance.

(b)

The Company shall require each current and former executive officer to disgorge all or any portion of any Stock Incentive or other compensation paid or payable pursuant to the Plan received within 36-month period prior to the public release of the restatement of financial information due to material noncompliance with the financial reporting requirements under the federal securities laws. The operation of this Section 13.9(b) shall be in accordance with the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any applicable guidance.

(c)

The amount to be recovered from a Participant under Sections 13.9(a)-(b) shall be the amount by which the Stock Incentive(s) exceeded the amount that would have been paid or payable to the Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law.

(d)

In addition to or in lieu of the rights to recovery set forth above, the Committee shall determine, as late as the time of the recoupment, regardless of whether such method is stated in the Stock Incentive Agreement, whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any of its affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, (iv) by a holdback or escrow (before or after taxation) of part or all of the Shares, payment or property received upon exercise or satisfaction of any Stock Incentive, or (v) by any combination of the foregoing.

13.10

FORFEITURE AND RECOUPMENT. Without limiting in any way the generality of the Committee’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Stock Incentive Agreement that the Participant’s rights, payments, and benefits with respect to a Stock Incentive under this Plan shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Such events shall include, but shall not be limited to, failure to accept the terms of the Stock Incentive Agreement, termination of employment or services under certain or all circumstances, violation of material Company policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that the Committee determines is detrimental to the business or reputation of the Company and its Subsidiaries.

17

SECTION 14
PERFORMANCE CRITERIA

14.1

PERFORMANCE GOAL BUSINESS CRITERIA. Unless and until the Board proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Section, the attainment of which may determine the degree of payout and/or vesting with respect to Stock Incentives to Key Employees and Key Persons pursuant to this Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used by the Committee for purposes of such grants shall be chosen from among the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments which equals net cash flows divided by owners equity; (e) earnings before or after taxes, depreciation and/or amortization; (f) gross revenues; (g) operating income (before or after taxes); (h) total shareholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, profit and/or revenue targets; (k) growth measures, such as revenue growth; (l) ratios, such as expenses or market share and/or (m) share price (including, but not limited to, growth measures and total shareholder return). In setting performance goals using these performance measures, the Committee may establish absolute goals or goals relative to a peer group performance or other benchmark, and may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Committee, such as write-offs, capital gains and losses and acquisitions and dispositions of businesses.

14.2

DISCRETION IN FORMULATION OF PERFORMANCE GOALS. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Stock Incentives that are intended to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Stock Incentives downward).

14.3

PERFORMANCE PERIODS. The Committee shall have the discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria are not in any event set after 25% or more of such period has elapsed).

14.4

MODIFICATIONS TO PERFORMANCE GOAL CRITERIA. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing performance measures noted above without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements under Code Section 162(m) to qualify for the Performance-Based Exception.

SECTION 15
NON-U.S. PROVISIONS

15.1

The Committee shall have the authority to require that any Stock Incentive Agreement relating to a Stock Incentive in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to a Stock Incentive shall occur until applicable restrictions imposed pursuant to this Plan or the applicable Stock Incentive have terminated.

Approved by Board of Directors on March 23, 2007
Approved by shareholders on May 15, 2007.
Amended by the Board of Directors on May 15, 2007, April 22, 2008 and March 11, 2009.
Amendments approved by the shareholders on May 13, 2009.
Amended by the Board of Directors on February 23, 2011, and March 25, 2011.

18

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 5.

The Board of Directors Recommends a Vote of Every Three Years for Proposal 4.

1.	Election of directors:	01 Sherman L. Black 02 Lawrence M. Benveniste 03 Philip D. Hotchkiss	04 Thomas F. Madison 05 Steven M. Quist 06 James L. Reissner	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

Please fold here – Do not separate

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approval of the Rimage Corporation Second Amended and Restated 2007 Stock Incentive Plan.			☐	For	☐	Against	☐	Abstain

3.	Cast an advisory vote on executive compensation.			☐	For	☐	Against	☐	Abstain

4.	Cast an advisory vote on the frequency of future executive compensation advisory votes.	☐	Every 1 Year	☐	Every 2 Years	☐	Every 3 Years	☐	Abstain

5.	A proposal to ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for Rimage Corporation for the fiscal year ending December 31, 2011.			☐	For	☐	Against	☐	Abstain

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 5 AND EVERY THREE YEARS FOR PROPOSAL 4. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

I plan to attend the meeting.   ☐

Address Change? Mark box, sign, and indicate changes below:   ☐

Date _____________________________________, 2011

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

RIMAGE CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 11, 2011
3:30 p.m. Minneapolis, Minnesota Time

4200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota

Rimage Corporation 7725 Washington Avenue South Edina, Minnesota 55439	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sherman L. Black and James R. Stewart, or any of them, with power of substitution to each, as proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Rimage Corporation to be held at 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, on Wednesday, May 11, 2011 at 3:30 p.m. Minneapolis, Minnesota Time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of Common Stock of Rimage Corporation held of record by the undersigned on March 31, 2011 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/rimg	1-800-560-1965
Mark, sign and date your proxy
Use the Internet to vote your proxy	Use a touch-tone telephone to	card and return it in the
until 12:00 p.m. (CT) on	vote your proxy until 12:00 p.m.	postage-paid envelope provided.
May 10, 2011.	(CT) on May 10, 2011.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.